                                                                     EXHIBIT 4.1

                                                               EXECUTION VERSION

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                         CONTINENTAL GLOBAL GROUP, INC.

                      ------------------------------------

                    9% SERIES A SENIOR SECURED NOTES DUE 2008

                   13% SERIES B SENIOR SECURED NOTES DUE 2008

                      ------------------------------------

                              --------------------

                                    INDENTURE

                           DATED AS OF OCTOBER 4, 2004

                              --------------------

                     WELLS FARGO BANK, National Association

                                     Trustee

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                                                                       Indenture

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                                                       Indenture Section
310 (a)(1)..................................................................................              7.10
    (a)(2)..................................................................................              7.10
    (a)(3)..................................................................................              N.A.
    (a)(4)..................................................................................              N.A.
    (a)(5)..................................................................................              7.10
    (b).....................................................................................        7.03; 7.10
    (c).....................................................................................              N.A.
311 (a).....................................................................................              7.11
    (b).....................................................................................              7.11
    (c).....................................................................................              N.A.
312 (a).....................................................................................              2.05
    (b).....................................................................................             11.03
    (c).....................................................................................             11.03
313 (a).....................................................................................              7.06
    (b)(1)..................................................................................              7.06
    (b)(2)..................................................................................        7.06; 7.07
    (c).....................................................................................       7.06; 11.02
    (d).....................................................................................              7.06
314 (a).....................................................................................        4.03; 4.04
    (b).....................................................................................             12.02
    (c)(1)..................................................................................             11.04
    (c)(2)..................................................................................             11.04
    (c)(3)..................................................................................              N.A.
    (d).....................................................................................      12.03; 12.06
    (e).....................................................................................             11.05
    (f).....................................................................................              N.A.
315 (a).....................................................................................              7.01
    (b).....................................................................................       7.05, 11.02
    (c).....................................................................................              7.01
    (d).....................................................................................              7.01
    (e).....................................................................................              6.11
316 (a)(last sentence)......................................................................              2.09
    (a)(1)(A)...............................................................................              6.05
    (a)(1)(B)...............................................................................              6.04
    (a)(2)..................................................................................              N.A.
    (b).....................................................................................              6.07
    (c).....................................................................................              2.12
317 (a)(1)..................................................................................              6.08
    (a)(2)..................................................................................              6.09
    (b).....................................................................................              2.04
318 (a).....................................................................................             11.01
    (b).....................................................................................              N.A.
    (c).....................................................................................             11.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                                                       Indenture

      Indenture, dated as of October 4, 2004, among Continental Global Group, Inc., a Delaware corporation (the "Company"), Continental Conveyor & Equipment Company, a Delaware corporation ("Continental"), Goodman Conveyor Company, a Delaware corporation ("Goodman") (each of Continental and Goodman a "Subsidiary Guarantor" and together, the "Subsidiary Guarantors") and Wells Fargo Bank, National Association, as trustee (the "Trustee").

      The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Company's 9% Series A Senior Secured Notes due 2008 (the "Series A Senior Notes") and the Company's 13% Series B Senior Secured Notes due 2008 (the "Series B Senior Notes" and, together with the Series A Senior Notes, the "Senior Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01. DEFINITIONS.

      "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that in the case of a joint venture, partnership, association or other business arrangement with any Person entered into in the ordinary course of business, neither such Person nor the joint venture, partnership, association or business arrangement shall be deemed to be an affiliate by reason of the proceeding proviso.

      "Agent" means any Registrar, Paying Agent or co-registrar.

      "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depository that apply to such transfer and exchange.

      "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and

                                                                       Indenture
its Subsidiaries taken as a whole will be governed by the provisions of Section
4.14 hereof, and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following will not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (iii) a Restricted Payment that is permitted by Section 4.07 hereof; (iv) dispositions of obsolete equipment in the ordinary course of business and consistent with past practice, and (v) dispositions of non-obsolete equipment in the ordinary course and the replacement of such equipment with similar new or used equipment; provided that the difference between the proceeds of such disposition and the cost of such replacement shall constitute an Investment and shall be subject to the limits on Investments set forth in Section 4.07 and the definition of Permitted Investments.

      "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Board of Directors" means the board of directors of the Company or any authorized committee of such board of directors.

      "Business Day" means any day other than a Legal Holiday.

      "Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the face amount of all accounts receivable owned by the Company and its Subsidiaries (other than Foreign Subsidiaries) as of such date that are not more than 60 days past due, and (b) 65% of the book value of all inventory owned by the Company and its Subsidiaries (other than Foreign Subsidiaries) as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company shall utilize the most recent available information for purposes of calculating the Borrowing Base.

      "Capital Expenditure" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

                                                                       Indenture

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

      "Cedel" means Cedel bank, societe anonyme.

      "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than the Principal or his Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as defined above), directly or indirectly, of more of the Voting Stock of the Company (measured by voting power rather than number of shares) than is at the time "beneficially owned" (as defined above) by the Principal and his Related Parties in the aggregate or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

      "Collateral" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject to, or purported to be subject to, the Lien of the Trustee pursuant to this Indenture or the Collateral Documents.

      "Collateral Account" has the meaning provided in Section 13.01.

                                                                       Indenture

      "Collateral Documents" means, collectively, the Security Agreement, the Mortgages, the Intercreditor Agreement and all other instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may be amended, amended and restated, supplemented or otherwise modified from time to time.

      "Commission" means the Securities and Exchange Commission.

      "Company" means Continental Global Group, Inc., a Delaware Corporation.

      "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, less (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

                                                                       Indenture

      "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date, plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of the Principal or a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "Credit Facilities" means, with respect to the Company or any of its Subsidiaries (other than Foreign Subsidiaries), one or more debt facilities (including, without limitation, the Credit Facility) or other debt securities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

      "Credit Facility" means that certain Amended and Restated Credit Facility and Security Agreement, dated as of July 25, 2002, by and among Continental Conveyor & Equipment Company, Goodman Conveyor Company and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, amended and restated, modified, renewed, refunded, replaced or refinanced from time to time (together with any amendment, modification, renewal, refunding, replacement or refinancing to or of any of the foregoing, including, without limitation, any agreement modifying the maturity or amortization schedule of or refinancing or refunding all or any portion of Indebtedness thereunder or increasing the amount that may be borrowed under such agreement or any successor agreement, whether or not among the same parties).

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Depository" means, with respect to the Senior Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Senior Notes, until a successor shall have been appointed and become such pursuant to Section 2.06 of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

                                                                       Indenture

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Notes mature.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Euroclear" means Morgan Guaranty Trust Company of New York, the Brussels office, as operator of the Euroclear system.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Existing Indebtedness" means any Indebtedness of the Company or its Subsidiaries in existence on the date hereof, until such amounts are repaid.

      "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter

                                                                       Indenture
reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of "Consolidated Net Income," and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

      "Foreign Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the face amount of all accounts receivable owned by Foreign Subsidiaries of the Company as of such date that are not more than 60 days past due, and (b) 65% of the book value of all inventory owned by Foreign Subsidiaries of the Company as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company shall utilize the most recent available information for purposes of calculating the Foreign Borrowing Base.

      "Foreign Credit Facilities" means, with respect to any Foreign Subsidiary of the Company, one or more debt facilities or other debt securities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

      "Foreign Subsidiary" means any Subsidiary of the Company, more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations outside the United States.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar

                                                                       Indenture
agreements, (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (iii) agreements entered into for the purpose of fixing or hedging the risks associated with fluctuations in foreign currency exchange rates.

      "Holder" means a Person in whose name a Senior Note is registered.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person and Attributable Debt. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Indirect Participant" means a Person who holds an interest through a Participant.

      "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, by and among the Trustee, Bank One, N.A., Continental and Goodman, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or any replacement thereof.

      "Investments" means, with respect to any Person, all Capital Expenditures by such Person and all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal corporate trust office of the Trustee is

                                                                       Indenture
located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Management Agreement" means that certain Management Agreement between NESCO, Inc. and the Company dated as of April 1, 1997.

      "Mortgages" means the mortgages dated as of the date hereof between the Company and the Trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

      "Mortgaged Properties" has the meaning assigned to such term in the Mortgages.

      "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale) or a taking by eminent domain, net of the direct costs relating to such sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such sale (other than Indebtedness in respect of Credit Facilities, Foreign Credit Facilities, the Senior Notes or Permitted Refinancing Indebtedness in respect of the foregoing) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; provided that any such reserve shall become part of the Net Proceeds upon release thereof.

                                                                       Indenture

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 10.04 hereof.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

      "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

      "Permitted Businesses" means (i) the materials handling and processing businesses and other businesses conducted by the Company and its Subsidiaries on the date hereof, (ii) businesses whose manufacturing, production, sales or distribution requirements are complementary to such businesses and (iii) any businesses reasonably related or similar thereto.

      "Permitted Investments" means (a) any Investments of the Company or its Subsidiaries in existence on the date of the New Indenture; (b) any Investment in the Company or in a Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor that is engaged in a Permitted Business; (c) any Investment in Cash Equivalents; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) any Investments after the date hereof by the Company or its Subsidiaries in any Foreign Subsidiary of the Company, not to exceed in the aggregate $1.5 million over the term of this Indenture; (g) consolidated Capital Expenditures by the Company and its non-Foreign Subsidiaries up to $2.0 million per calendar year, plus any unused amounts attributable to prior calendar years, subject to a maximum of $3.0 million in any one calendar year; (h) consolidated Capital Expenditures by the Company and its non-Foreign Subsidiaries up to $600,000 per calendar year that are financed with Capital Lease Obligations; (i) consolidated Capital Expenditures by the Company and its Subsidiaries up to $3.0 million related to the restructuring of the Company and its non-Foreign Subsidiaries and incurred within two years from the date hereof; and (j) Investments in Persons that become Wholly Owned Subsidiaries and Subsidiary Guarantors and that are engaged in a Permitted Business, provided that Investments pursuant to this clause (j) in excess of $3.0 million shall only be permitted to the extent that seventy-five percent (75%) of

                                                                       Indenture
such Investment is funded from the proceeds of new equity or Indebtedness that is contractually subordinated to the Senior Notes on terms reasonably satisfactory to the Trustee.

      "Permitted Liens" means (i) Liens on assets securing Indebtedness under Credit Facilities and Foreign Credit Facilities that were permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of the third paragraph of Section 4.09 hereof covering only the assets acquired or refinanced with such Indebtedness; (vii) Liens existing on the date hereof; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $500,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business by the Company or such Subsidiary; and (x) Liens arising by reason of (1) any attachment, judgment, decree or order of any court, so long as such Lien is being contested in good faith and is either adequately bonded or execution thereon has been stayed pending appeal or review, and any appropriate legal proceedings which may have been duly initiated for the review of such attachment, judgment, decree or order shall not have been fully terminated or the period within which such proceedings may be initiated shall not have expired, (2) security for payment of workers' compensation or other insurance, (3) security for the performance of tenders, bids, leases and contracts (other than contracts for the payment of money), (4) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof, (5) any interest or title of a lessor under any lease and (6) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount and which do not in any case materially interfere with the ordinary course of business of the Company or any of its Subsidiaries.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that, (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if

                                                                       Indenture
applicable), plus accrued interest on, the Indebtedness so refinanced, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced, replaced, defeased or refunded; (iii) if the Indebtedness being refinanced, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being refinanced, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being refinanced, replaced, defeased or refunded.

      "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Principal" means Robert J. Tomsich.

      "Prior Liens" has the meaning assigned to such term in the Mortgage.

      "Real Property" means any interest in any real property or any portion thereof owned in fee.

      "Real Property Valuation Date" has the meaning provided in Section 12.03.

      "Related Party" with respect to the Principal means (A) any 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of the Principal; or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (A); or (C) the estate of the Principal until such estate is distributed pursuant to his will or applicable state law.

      "Released Assets" has the meaning provided in Section 12.03.

      "Released Trust Moneys" has the meaning provided in Section 13.04.

      "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "SEC" means the Securities and Exchange Commission.

                                                                       Indenture

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security Agreement" means the Security Agreement dated as of the date hereof among the Company, Continental, Goodman and the Trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

      "Senior Notes" means the Series A Senior Notes and the Series B Senior Notes.

      "Senior Note Custodian" means the Trustee, as custodian for the Depository with respect to the Senior Notes in global form, or any successor entity thereto.

      "Series A Senior Notes" means the Company's 9% Series A Senior Secured Notes due 2008.

      "Series B Senior Notes" means the Company's 13% Series B Senior Secured Notes due 2008.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      "Subsidiary Guarantor" means each of (i) Continental and Goodman and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of Section 4.18 hereof, and their respective successors and assigns.

      "Tax Payment Agreement" means that certain Tax Payment Agreement among N.E.S. Investment Co., the Company, Continental and Goodman, dated as and in effect on the date hereof.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date hereof.

                                                                       Indenture

      "Trustee" means Wells Fargo Bank, National Association until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor.

      "Trust Moneys" has the meaning provided in Section 13.01.

      "Valuation Date" has the meaning provided in Section 12.03.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. OTHER DEFINITIONS.

                                                                                            Defined in
Term                                                                                          Section
"Acceleration Notice".......................................................................     6.02
"Affiliate Transaction".....................................................................     4.11
"Asset Sale Offer"..........................................................................     4.10
"Change of Control Offer"...................................................................     4.14
"Change of Control Payment".................................................................     4.14
"Change of Control Payment Date"............................................................     4.14
"Covenant Defeasance".......................................................................     8.03
"Event of Default"..........................................................................     6.01
"Legal Defeasance"..........................................................................     8.02
"Offer Amount"..............................................................................     3.09
"Offer Period"..............................................................................     3.09
"Paying Agent"..............................................................................     2.03
"Payment Default"...........................................................................     6.01
"Permitted Debt"............................................................................     4.09
"Purchase Date".............................................................................     3.09
"Registrar".................................................................................     2.03
"Repurchase Offer"..........................................................................     3.09
"Restricted Payments".......................................................................     4.07

                                                                       Indenture

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Senior Notes;

      "indenture security holder" means a Holder of a Senior Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee;

      "obligor" on the Senior Notes means the Company, each Subsidiary Guarantor and any successor obligor upon the Senior Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them therein.

SECTION 1.04. RULES OF CONSTRUCTION.

      Unless the context otherwise requires:

      (1)   a term has the meaning assigned to it herein;

      (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

      (3)   "or" is not exclusive;

      (4) words in the singular include the plural, and in the plural include the singular;

      (5)   provisions apply to successive events and transactions; and

      (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                    ARTICLE 2
                                THE SENIOR NOTES

SECTION 2.01. FORM AND DATING.

      The Series A Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A attached hereto. The Series B Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT B attached

                                                                       Indenture
hereto. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Note shall be dated the date of its authentication.

      The terms and provisions contained in the Senior Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

      Two Officers shall sign the Senior Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Senior Note no longer holds that office at the time a Senior Note is authenticated, the Senior Note shall nevertheless be valid.

      A Senior Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of the Company signed by two Officers directing the Trustee to authenticate the Senior Notes and certifying that all conditions precedent to the issuance of the Senior Notes contained herein have been complied with, authenticate Senior Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Senior Notes. The aggregate principal amount of Senior Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

      The Trustee may (at the Company's expense) appoint an authenticating agent acceptable to the Company to authenticate Senior Notes. An authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

      The Company shall maintain (i) an office or agency where Senior Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Senior Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Company may appoint one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

      The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Senior Note Custodian with respect to the Global Notes.

                                                                       Indenture

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Senior Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in
Section 6.01(vii) and 6.01(viii) hereof, the Trustee shall serve as Paying Agent for the Senior Notes.

SECTION 2.05 HOLDER LISTS.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company and/or the Subsidiary Guarantors shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Notes and the Company and the Subsidiary Guarantors shall otherwise comply with TIA Section 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

      (a) Transfer and Exchange of Senior Notes. When Senior Notes are presented by a Holder to the Registrar with a request to register the transfer of the Senior Notes or to exchange such Senior Notes for an equal principal amount of Senior Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Senior Notes are presented or surrendered for registration of transfer or exchange, are endorsed and contain a signature guarantee or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney and contains a signature guarantee, duly authorized in writing.

      (b)   General Provisions Relating to Transfers, and Exchanges.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Senior Notes at the Registrar's request.

            (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or

                                                                       Indenture
                  transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.10, 4.14 and
                  9.05 hereto).

            (iii) All Senior Notes issued upon any registration of transfer or exchange of Senior Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as Senior Notes surrendered upon such registration of transfer or exchange.

            (iv) The Registrar shall not be required: (A) to issue, to register the transfer of or to exchange Senior Notes during a period beginning at the opening of fifteen (15) Business Days before the day of any selection of Senior Notes for redemption under
                  Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Senior Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part, or (C) to register the transfer of or to exchange a Senior Note between a record date and the next succeeding interest payment date.

            (v) Prior to due presentment for the registration of a transfer of any Senior Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of and interest on such Senior Notes and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

            (vi) The Trustee shall authenticate Senior Notes in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07. REPLACEMENT SENIOR NOTES.

      If any mutilated Senior Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Senior Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Senior Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Senior Note.

      Every replacement Senior Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Notes duly issued hereunder.

                                                                       Indenture

SECTION 2.08. OUTSTANDING SENIOR NOTES.

      The Senior Notes outstanding at any time are all the Senior Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Senior Note does not cease to be outstanding because the Company or any Subsidiary Guarantor or an Affiliate of the Company or any Subsidiary Guarantor holds the Senior Note.

      If a Senior Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser.

      If the principal amount of any Senior Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Notes payable on that date, then on and after that date such Senior Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. TREASURY SENIOR NOTES.

      In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by the Company or any Subsidiary Guarantor, or by any Affiliate of the Company or any Subsidiary Guarantor shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes as to which a Responsible Officer of the Trustee has received written notice are so owned shall be so considered. Notwithstanding the foregoing, Senior Notes that are to be acquired by the Company or any Subsidiary Guarantor or an Affiliate of the Company or any Subsidiary Guarantor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Senior Notes passes to such entity.

                                                                       Indenture

SECTION 2.10. CANCELLATION.

      The Company at any time may deliver to the Trustee for cancellation any Senior Notes previously authenticated and delivered hereunder or which the Company may have acquired in any manner whatsoever, and all Senior Notes so delivered shall be promptly cancelled by the Trustee. All Senior Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Senior Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.07 hereof, the Company may not issue new Senior Notes to replace Senior Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Senior Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that cancelled Senior Notes be returned to it.

SECTION 2.11. DEFAULTED INTEREST.

      If the Company or any Subsidiary Guarantor defaults in a payment of interest on the Senior Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Senior Notes and in Section 4.01 hereof. The Company shall fix or cause to be fixed each such special record date and payment date, and shall promptly thereafter, notify the Trustee of any such date. At least fifteen (15) days before the special record date, the Company (or the Trustee, in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.12. RECORD DATE.

      The record date for purposes of determining the identity of Holders of the Senior Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316 (c).

SECTION 2.13. COMPUTATION OF INTEREST.

      Interest on the Senior Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.14. CUSIP NUMBER.

      The Company in issuing the Senior Notes may use "CUSIP" numbers, and if it does so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                                                                       Indenture

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO TRUSTEE.

      If the Company elects to redeem Senior Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (unless a shorter period is acceptable to the Trustee) an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Notes to be redeemed and (iv) the redemption price.

      If the Company is required to make an offer to purchase Senior Notes pursuant to Section 4.10 or 4.14 hereof, it shall furnish to the Trustee, at least 45 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Senior Notes to be purchased, (iv) the purchase price, (v) the purchase date and
(vi) and further setting forth a statement to the effect that (a) the Company or one its Subsidiaries has affected an Asset Sale and there are Net Proceeds or
(b) a Change of Control has occurred, as applicable.

SECTION 3.02. SELECTION OF SENIOR NOTES TO BE REDEEMED OR PURCHASED.

      If less than all of the Senior Notes are to be redeemed at any time, selection of the Senior Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed, or, if the Senior Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided that no Senior Notes with a principal amount of $1.00 or less shall be redeemed in part.

      The Trustee shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial purchase or redemption, the principal amount thereof to be redeemed. Senior Notes and portions of Senior Notes selected shall be whole multiples of $1.00; except that if all of the Senior Notes of a Holder are to be purchased or redeemed, the entire outstanding amount of Senior Notes held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION.

      At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose Senior Notes are to be redeemed.

      The notice shall identify the Senior Notes to be redeemed and shall state:

            (1)   the redemption date;

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                                     - 21 -

            (2) the redemption price for the Senior Notes and accrued interest;

            (3) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Notes to be redeemed and that, after the redemption date, upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion shall be issued upon surrender of the original Senior Note;

            (4)   the name and address of the Paying Agent;

            (5) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that, unless the Company defaults in making such redemption payment and interest on Senior Notes called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Senior Notes and/or Section of this Indenture pursuant to which the Senior Notes called for redemption are being redeemed; and

            (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Notes.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Senior Note shall not affect the validity of the proceeding for the redemption of any other Senior Note.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price plus accrued and unpaid interest to such date. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

      On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Senior Notes must be accepted for purchase pursuant to Section
4.10 or 4.14, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Senior Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company

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                                     - 22 -
upon its written request any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of (including any applicable premium) and accrued interest on all Senior Notes to be redeemed or purchased.

      If Senior Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, unpaid and accrued interest on all Senior Notes to be redeemed or purchased, on and after the redemption or purchase date, interest shall cease to accrue on the Senior Notes or the portions of Senior Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Senior Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Note was registered at the close of business on such record date. If any Senior Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful, on any interest not paid on such unpaid principal, in each case, at the rate provided in the Senior Notes and in Section 4.01 hereof.

SECTION 3.06. SENIOR NOTES REDEEMED IN PART.

      Upon surrender of a Senior Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Senior Note equal in principal amount to the unredeemed portion of the Senior Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

      The Senior Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, at 100% of the principal amount of the Senior Notes plus accrued interest.

SECTION 3.08. MANDATORY REDEMPTION.

      Except as set forth under Sections 3.09, 4.10 and 4.14 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

SECTION 3.09. REPURCHASE OFFERS.

      In the event that the Company shall be required to commence an offer to all Holders to repurchase Senior Notes (a "Repurchase Offer") pursuant to
Section 4.10 hereof, a "Net Proceeds Offer," or pursuant to Section 4.14 hereof, a "Change of Control Offer," the Company shall follow the procedures specified below.

      A Repurchase Offer shall commence no later than ten (10) Business Days after a Change of Control (unless the Company is not required to make such offer pursuant to Section 4.14(c) hereof) or an Asset Sale, as the case may be, and remain open for a period of twenty (20)

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                                     - 23 -

Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five (5) Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Senior Notes required to be purchased pursuant to Section 4.10 hereof, in the case of a Net Proceeds Offer, or 4.14 hereof, in the case of a Change of Control Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Senior Notes tendered in response to the Repurchase Offer. Payment for any Senior Notes so purchased shall be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Senior Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Notes pursuant to the Repurchase Offer.

      Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Asset Sale, as the case may be and shall state:

      (a) that the Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.10 or 4.14 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

      (b) the Offer Amount, the purchase price and the Purchase Date;

      (c) that any Senior Note not tendered or accepted for payment shall continue to accrue interest;

      (d) that, unless the Company defaults in making such payment, any Senior Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

      (e) that Holders electing to have a Senior Note purchased pursuant to a Repurchase Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note, duly completed, or transfer by book-entry transfer, to the Company, the Depository, or the Paying Agent at the address specified in the notice not later than the close of business on the last day of the Offer Period;

      (f) that Holders shall be entitled to withdraw their election if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Note purchased;

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                                     - 24 -

      (g) that, if the aggregate principal amount of Senior Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Senior Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Notes in integral multiples of $1.00 shall be purchased); and

      (h) that Holders whose Senior Notes were purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered (or transferred by book-entry transfer).

      On or before 10:00 a.m. (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Senior Notes equal to the Offer Amount, together with accrued and unpaid interest thereon, to be held for payment in accordance with the terms of this Section 3.09. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Senior Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Senior Notes tendered, (ii) deliver or cause the Paying Agent or depository, as the case may be, to deliver to the Trustee Senior Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Senior Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Notes tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest thereon, and the Company shall promptly issue a new Senior Note, and the Trustee, shall authenticate and mail or deliver such new Senior Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Senior Notes surrendered. Any Senior Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Repurchase Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01, 3.02, 3.05 and 3.06 hereof.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01. PAYMENT OF SENIOR NOTES.

      The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Notes on the dates and in the manner provided in the Senior Notes. Principal and interest shall be considered paid for all purposes hereunder on the date the Paying Agent if other than the Company or a Subsidiary thereof holds, as of 10:00 a.m. (New York City time) money deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal.

                                                                       Indenture

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

      The Company shall maintain in the Borough of Manhattan, the City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Senior Notes may be surrendered for registration or transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03. SEC REPORTS.

      Whether or not required by the rules and regulations of the Commission, so long as any Senior Notes are outstanding, the Company shall furnish to the Holders of Senior Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) within the time periods that would have been applicable had the Company been subject to such rules and regulations and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Senior Notes remain outstanding, it shall furnish to the Holders, to securities analysts and prospective investors, upon their request, the

                                                                       Indenture
information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company shall at all times comply with TIA Section 314(a).

      The financial information to be distributed to Holders of Senior Notes shall be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Senior Notes maintained by the Registrar, within 90 days after the end of the Company's fiscal years and within 45 days after the end of each of the first three quarters of each such fiscal year.

      The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information and, if requested by the Company in writing, the Trustee will deliver such reports to the Holders under this Section 4.03.

SECTION 4.04. COMPLIANCE CERTIFICATE.

      The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture (including, with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 hereof were computed, which calculations may be based on the Company's latest available financial statements), and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, or interest on the Senior Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, in connection with the year-end financial statements delivered pursuant to Section 4.03 hereof, the Company shall use its best efforts to deliver a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Section 5.01 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement of the Company's independent public accountants cannot be obtained, the Company shall deliver an Officers' Certificate certifying that it has used its best efforts to obtain such statements and was unable to do so.

                                                                       Indenture

      The Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. TAXES.

      The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

      The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Senior Notes (including Indebtedness pursuant to the Subordinated Notes held by N.E.S. Investment Co. or any of its Affiliates) or the Subsidiary Guarantees, except a payment of interest to the extent required by the terms of such Indebtedness or principal at Stated Maturity; (iv) make any Restricted Investment; or (v) make any payment under the Management Agreement (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments").

      The foregoing provisions shall not prohibit (i) payments on obligations under the Company's Credit Facilities or payments by Foreign Subsidiaries in respect of Foreign Credit Facilities; (ii) payments by the Company or any Subsidiary of the Company, directly or

                                                                       Indenture
indirectly, to N.E.S. Investment Co. in accordance with the Tax Payment Agreement as in effect on the date hereof; (iii) the accrual (but not the payment) of fees pursuant to the Management Agreement, as in effect on the date hereof; (iv) payment of the reasonable out-of-pocket expenses incurred on behalf of the Company and payable pursuant to the Management Agreement up to $50,000 in any calendar year; or (v) payment, through dividend or distribution or otherwise, from a Subsidiary to a Subsidiary Guarantor or to the Company for the purpose of funding the payment of any Indebtedness or obligation, the incurrence or payment of which is not prohibited by this Indenture.

SECTION 4.08. DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to
(i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date hereof, (b) this Indenture, the Senior Notes and the Subsidiary Guarantees, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms hereof to be incurred, (e) by reason of customary non-assignment provisions in leases or contracts entered into in the ordinary course of business and consistent with past practices, (f) mortgages or other purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (g) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

      Except as provided below, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not and shall not permit any Subsidiary to issue any Disqualified Stock.

      The Company and any Subsidiary Guarantor shall not incur any Indebtedness (other than Existing Indebtedness) that is contractually subordinated to any other Indebtedness of the Company or such Subsidiary Guarantor, respectively, unless such Indebtedness is also contractually subordinated to the Senior Notes or the Subsidiary Guarantee of such Subsidiary

                                                                       Indenture

Guarantor, respectively, on substantially identical terms; provided, however, that no Indebtedness of the Company or any Subsidiary Guarantor shall be deemed to be contractually subordinated to any other Indebtedness of the Company or such Subsidiary Guarantor, respectively, solely by virtue of being unsecured.

      The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

      (i) the incurrence by the Company or any Subsidiary Guarantor of Indebtedness under the Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) outstanding under all Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to the greater of
(x) $60.0 million or (y) the Borrowing Base;

      (ii) the incurrence by any Foreign Subsidiary of Indebtedness under the Foreign Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Foreign Subsidiaries thereunder) outstanding under all Foreign Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause
(ii), does not exceed an amount equal to the greater of (x) $15.0 million or (y) the Foreign Borrowing Base, and provided that such Indebtedness shall not be guaranteed by or secured by any of the assets of the Company or the Subsidiary Guarantors;

      (iii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

      (iv) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Senior Notes and the Subsidiary Guarantees, respectively, or represented by the Company's obligation to make an aggregate cash payment of $17.5 million to holders of the Senior Notes on account of the prior exchange of the Company's 11% Senior Notes due 2007;

      (v) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, sale and leaseback transactions, mortgage financings, purchase money obligations, Capital Expenditures or similar financing transactions, in each case, with respect to the respective properties, assets and rights of the Company or such Subsidiary as of the date hereof or hereafter acquired, in an aggregate principal amount (or accreted value, as applicable), not to exceed $600,000 in any calendar year, exclusive of Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (v);

      (vi) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace any Indebtedness that was permitted by this Indenture to be incurred;

      (vii) the incurrence by the Company or any of the Subsidiary Guarantors of intercompany Indebtedness between or among the Company and any Subsidiaries that are

                                                                       Indenture

Subsidiary Guarantors; provided, however, that (i) if the Company or a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Notes and the Subsidiary Guarantees, respectively, and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary Guarantor and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be that was not permitted by this clause (vii);

      (viii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations in the ordinary course of business of the Company or any of its Subsidiaries; and

      (ix) the incurrence of Indebtedness to N.E.S. Investment Co. (or an Affiliate thereof) in an original principal amount of up to $12.0 million that is contractually subordinated to the Senior Notes on terms reasonably satisfactory to the Trustee.

      For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (viii) above, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness (so long as such additional Indebtedness is unsecured and contractually subordinated to the Senior Notes) will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

SECTION 4.10. ASSETS SALES.

      The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Notes or such Subsidiary's Subsidiary Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash, shall be deemed to be cash (to the extent of the cash received) for purposes of this clause (ii).

      Within 15 days after the receipt of any Net Proceeds from an Asset Sale, the Company must apply such Net Proceeds to repay Indebtedness under the Credit Facility (if Net Proceeds

                                                                       Indenture
are from a sale of assets of the Company or a Subsidiary other than a Foreign Subsidiary), the Foreign Credit Facilities (if Net Proceeds are from a sale of assets of a Foreign Subsidiary), the Senior Notes or any Permitted Refinancing Indebtedness of the foregoing; provided, however, the Company shall not be obligated to permanently reduce availability under the Credit Facilities or the Foreign Credit Facilities (or such Permitted Refinancing Indebtedness) in the event Net Proceeds from an Asset Sale are used to pay-off obligations thereunder.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

      The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make, or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (A) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (B) transactions between or among the Company and/or its Subsidiaries, (C) Restricted Payments that are permitted by the provisions of
Section 4.07 hereof and (D) the payment by the Company or its Subsidiaries of reasonable and customary fees to members of their respective Boards of Directors, in each case, shall not be deemed Affiliate Transactions. Notwithstanding the foregoing, Affiliate Transactions with NESCO, Inc., N.E.S. Investment Co., Robert Tomsich, Edward Crawford, Donald Hastings, C. Wesley McDonald, or James Wert (or any entity the beneficial interest in which is 100% owned by any combination of the foregoing) shall be prohibited; provided, however, such prohibition on Affiliate Transactions shall not include the payment of director fees to independent directors or the reimbursement of ordinary and necessary out-of-pocket expenses incurred on behalf of the Company by such Affiliates; provided, further, such prohibition shall not apply to the transactions contemplated pursuant to the Management Agreement or the Tax Payment Agreement that are otherwise permitted by this Indenture.

SECTION 4.12. LIENS.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except for Permitted Liens.

                                                                       Indenture

SECTION 4.13. SALE AND LEASEBACK TRANSACTIONS.

      The Company shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any Subsidiary Guarantor may enter into a sale and leaseback transaction if: (i) the Company or such Subsidiary Guarantor could have (1) incurred Indebtedness pursuant to clause (v) of the second paragraph of Section 4.09 hereof, and (2) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;
(ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction; and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company or the applicable Subsidiary Guarantor applies the proceeds of such transaction in compliance with, Section
4.10 hereof.

SECTION 4.14. OFFER TO PURCHASE UPON CHANGE OF CONTROL.

      Upon the occurrence of a Change of Control, each Holder of Senior Notes will have the right to require the Company to repurchase all or any part (in integral multiples of $1.00) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by Section 3.09 hereof and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

      The Change of Control Offer shall remain open from the time of mailing until the Business Day preceding the Change of Control Payment Date.

      On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $1.00 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                                                                       Indenture

      The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15. CORPORATE EXISTENCE.

      Subject to Section 4.14 and Article 5 hereof, as the case may be, the Company and each Subsidiary Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of the Company or any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.16. LIMITATION ON ISSUANCES OF CAPITAL STOCK OF WHOLLY OWNED
              SUBSIDIARIES.

      The Company (i) shall not, and shall not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (b) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof; and (ii) will not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

SECTION 4.17. BUSINESS ACTIVITIES.

      The Company shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries, taken as a whole.

SECTION 4.18. ADDITIONAL SUBSIDIARY GUARANTEES.

      If the Company or any of its Subsidiaries shall after the date hereof, (i) transfer or cause to be transferred in one or a series of transactions (whether or not related), any assets, businesses, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors of the Company) in excess of $1.0 million to any Subsidiary (other than a Foreign Subsidiary) that is not a Subsidiary Guarantor; (ii) acquire or create another Subsidiary (other than a Foreign Subsidiary); or (iii) any Subsidiary of the Company, that is not a Subsidiary Guarantor guarantees any Indebtedness of the Company other than the Senior Notes,

                                                                       Indenture
or pledges any of its assets to secure any Indebtedness of the Company other than the Senior Notes, then the Company shall cause such Subsidiary to (A) execute and deliver to the Trustee a supplemental indenture in form and substance substantially similar to EXHIBIT C hereto pursuant to which such Subsidiary shall unconditionally Guarantee all of the Company's obligations under the Senior Notes on the terms set forth in such supplemental indenture and
(B) deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Subsidiary.

SECTION 4.19. PAYMENT FOR CONSENTS.

      Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions hereof or the Senior Notes unless such consideration is offered to be paid or is paid to all Holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION OR SALE OF ASSETS.

      The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Notes and this Indenture pursuant to a supplemental indenture in a form substantially similar to EXHIBIT C hereto; (iii) immediately after such transaction no Default or Event of Default exists; (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction, after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, have a Fixed Charge Coverage Ratio of at least 2 to 1 for the Company's most recently ended four full fiscal quarters for which internal financial statements are available; (v) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture in a form substantially similar to EXHIBIT C hereto confirmed that its Subsidiary Guarantee shall apply to the Company's or the surviving Person's obligations under

                                                                       Indenture
this Indenture and the Senior Notes; and (vi) the Senior Notes continue to be secured by a lien in substantially all of the assets of the combined company (other than the equipment, fixtures and real property of the Person merged with or into the Company), junior only to liens in respect of the Credit Facilities. Notwithstanding the foregoing, the Company is permitted to (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) any Subsidiary Guarantor, and (ii) change the Company's or any Subsidiary's form of organization from a corporation to a general or limited partnership or a limited liability company; provided, however, neither the Company nor any Subsidiary (other than a Foreign Subsidiary) is permitted to consolidate or merge with or into any direct or indirect Foreign Subsidiary; and provided further that, in conjunction with any such transaction, the Company and the Subsidiary Guarantors shall take such actions as the Trustee may reasonably request in order to affirm the Subsidiary Guarantees and the security interests of the Trustee in the assets of the Company and the Subsidiary Guarantors.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and shall exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, that, in the case of any sale, assignment, transfer, lease, conveyance, or other disposition of less than all of the assets of the predecessor Company, the predecessor Company shall not be released or discharged from the obligation to pay the principal of or interest on the Senior Notes.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT

      Each of the following constitutes an "Event of Default":

      (i) default for 30 days in the payment when due of interest on the Senior Notes;

      (ii) default in payment when due of principal of or premium, if any, on the Senior Notes;

      (iii) failure by the Company or any Subsidiary to comply with the provisions described under Sections 3.09, 4.07, 4.09, 4.10 or 4.14 or Article 5 hereof;

      (iv) failure by the Company or any Subsidiary for 60 days after notice to comply with its other agreements in this Indenture or the Senior Notes;

                                                                       Indenture

      (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (A)
             (i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) any principal of or premium, if any, or interest on such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness as to which a Payment Default shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

      (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed within 60 days after their entry;

      (vii) the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy
             Law:

             (i) commences a voluntary case,

             (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

             (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

             (iv) makes a general assignment for the benefit of its creditors, or

             (v) admits in writing its inability generally to pay its debts as the same become due;

      (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (i) is for relief against the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case in which it is the debtor,

             (ii) appoints a Custodian of the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any of its Significant Subsidiaries or any group of Subsidiaries that taken, taken together, would constitute a Significant Subsidiary, or

                                                                       Indenture

             (iii) orders the liquidation of the Company or any of its Subsidiaries,

             and the order or decree contemplated in clauses (i), (ii) or (iii), remains unstayed and in effect for 60 consecutive days;

      (ix) the termination of the Subsidiary Guarantee of any Subsidiary Guarantor for any reason not permitted by this Indenture, or the denial of any Person acting on behalf of any such Subsidiary Guarantor of its Obligations under any such Subsidiary Guarantee; or

      (x) the Company shall amend, agree to amend, or agree to any waiver of, the terms of any subordinated Indebtedness, including subordinated Indebtedness to N.E.S. Investment Co., so as to adversely affect the rights of the Holders of the Senior Notes.

      To the extent that the last day of the period referred to in clauses (i),
(iii), (iv) or (vi) of the immediately preceding paragraph is not a Business Day, then the first Business Day following such day shall be deemed to be the last day of the period referred to in such clauses. Any "day" will be deemed to end as of 11:59 p.m., New York City time.

SECTION 6.02. ACCELERATION.

      If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (vii) and (viii) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 35% in principal amount of the then outstanding Senior Notes may declare the unpaid principal of, premium, if any, and interest on all the Senior Notes to be due and payable by notice in writing to the Company (and the Trustee, if given by the Holders) specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. If an Event of Default with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary specified in clauses (vii) or (viii) of Section 6.01 hereof occurs, all outstanding Senior Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Senior Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03. OTHER REMEDIES.

      If an Event of Default occurs and is continuing, subject to the limitations set forth in the Intercreditor Agreement, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture.

      Subject to the limitations set forth in the Intercreditor Agreement, the Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce

                                                                       Indenture
any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

      Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange for Senior Notes) by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

      Holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Notes or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

SECTION 6.06. LIMITATION ON SUITS.

      Subject to the limitations set forth in the Intercreditor Agreement, a Holder of a Senior Note may pursue a remedy with respect to this Indenture, the Subsidiary Guarantees or the Senior Notes only if:

      (a) the Holder of a Senior Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

      (b) the Holders of at least 35% in principal amount of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

      (c) such Holder of a Senior Note or Holders of Senior Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

      (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request.

                                                                       Indenture

      A Holder of a Senior Note may not use this Indenture to prejudice the rights of another Holder of a Senior Note or to obtain a preference or priority over another Holder of a Senior Note.

SECTION 6.07. RIGHTS OF HOLDERS OF SENIOR NOTES TO RECEIVE PAYMENT.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Note to receive payment of principal, premium, if any, and interest on the Senior Note, on or after the respective due dates expressed in the Senior Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

      If an Event of Default specified in Section 6.0 1(i) or (ii) hereof occurs and is continuing, subject to the limitations set forth in the Intercreditor Agreement, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Senior Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Senior Notes or on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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SECTION 6.10. PRIORITIES.

      If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

      First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

      Second: to Holders of Senior Notes for amounts due and unpaid on the Senior Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, premium, if any, and interest, respectively;

      Third: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Senior Notes; and

      Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Senior Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Senior Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Notes.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing of which it has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b)   Except during the continuance of an Event of Default:

            (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only

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                  those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

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SECTION 7.02. RIGHTS OF TRUSTEE.

      (a) The Trustee may conclusively rely on the truth of the statements and correctness of the opinions contained in, and shall be protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee's own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company or Subsidiary Guarantor, as applicable.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

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SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

      The Trustee in its individual or any other capacity may become the owner of Senior Notes and may otherwise deal with the Company, the Subsidiary Guarantors or any Affiliate of the Company or any Subsidiary Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Subsidiary Guarantees or the Senior Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Notes or any other document in connection with the sale of the Senior Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

      If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Senior Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Senior Note pursuant to Section 6.0 1(i) or (ii) hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR NOTES.

      Within 60 days after each March 15 beginning with the March 15 following the date of this Indenture, and for so long as Senior Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

      A copy of each report at the time of its mailing to the Holders of Senior Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Company has informed the Trustee in writing the Senior Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Senior Notes are listed on any stock exchange and of any delisting thereof.

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SECTION 7.07. COMPENSATION AND INDEMNITY.

      The Company and the Subsidiary Guarantors shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company and the Subsidiary Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Subsidiary Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Subsidiary Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company and the Subsidiary Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Subsidiary Guarantors shall not relieve the Company and the Subsidiary Guarantors of its obligations hereunder. The Company and the Subsidiary Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Subsidiary Guarantors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The obligations of the Company and the Subsidiary Guarantors under this
Section 7.07 shall survive the satisfaction and discharge of this Indenture.

      To secure the Company's and the Subsidiary Guarantors' payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Senior Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

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SECTION 7.08. REPLACEMENT OF TRUSTEE.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Senior Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

      (a)   the Trustee fails to comply with Section 7.10 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a Custodian or public officer takes charge of the Trustee or its property; or

      (d)   the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder of a Senior Note who has been a Holder of a Senior Note for at least six months, fails to comply with
Section 7.10 hereof, such Holder of a Senior Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Senior Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

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SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

      If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee and its direct parent shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

      The Company and the Subsidiary Guarantors may, at the option of their respective Boards of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Notes and Subsidiary Guarantees upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each Subsidiary Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Senior Notes and Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and each Subsidiary Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes and Subsidiary Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their respective other obligations under such Senior Notes and Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for

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the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Notes to receive payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due from the trust referred to in
Section 8.04(a); (b)the Company's obligations with respect to such Senior Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and 4.02 hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee including without limitation thereunder Section 7.07, 8.05 and 8.07 hereof and the Company's obligations in connection therewith and (d) the provisions of this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under
Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Subsidiary Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 3.09, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11,4.12, 4.13, 4.14, 4.15, 4.16,
4.17, 4.18, 5.01 and 11.01 hereof with respect to the outstanding Senior Notes and Subsidiary Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Notes and Subsidiary Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes and Subsidiary Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Notes and Subsidiary Guarantees, the Company or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(i) through 6.01(vi) and Section 6.01(ix) hereof shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

      The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Senior Notes and Subsidiary Guarantees:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

      (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, (i) cash in United States dollars, (ii) non-callable Government Securities which through the scheduled payment of principal,

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

            premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of payment, cash in United States dollars in an amount, or (iii) a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest on the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date;

      (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
            (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

      (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default of Event or Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01(vii) and (viii) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

      (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

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

      (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Senior Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

      (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

      (i) the Trustee shall have received such other documents and assurances as the Trustee shall have reasonably required.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

      Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes.

      Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

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SECTION 8.06. REPAYMENT TO THE COMPANY.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Senior Note and remaining unclaimed for one year after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07. REINSTATEMENT.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Subsidiary Guarantors under this Indenture, the Senior Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF THE SENIOR NOTES.

      Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Senior Notes the Company and the Trustee may amend or supplement this Indenture, the Senior Notes or the Subsidiary Guarantees:

      (a)   to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

      (c) to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to the Holders of the Senior Notes in the case of a merger, or consolidation pursuant to Article 5 or Article 10 hereof, as applicable;

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                                     - 51 -

      (d) to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Notes;

      (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

      (f)   to allow any Subsidiary Guarantor to guarantee the Senior Notes.

      Upon the written request of the Company accompanied by a resolution of its Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF SENIOR NOTES.

      Except as provided below in this Section 9.02, this Indenture, the Senior Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer, for Senior Notes), and, subject to any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium, if any, or interest or Liquidated Damages, if any, on the Senior Notes (except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Senior Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with or a tender offer or exchange offer for the Senior Notes).

      Upon the request of the Company accompanied by a resolution of its Board of Directors of the Company authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.

      It shall not be necessary for the consent of the Holders of Senior Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Senior Note affected thereby a notice briefly describing the amendment, supplement or waiver.

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                                     - 52 -

Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

      Subject to Sections 6.02, 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may waive compliance in a particular instance by the Company or the Subsidiary Guarantors with any provision of this Indenture, the Senior Notes or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment, or waiver may not (with respect to any Senior Note or Subsidiary Guarantee held by a non-consenting Holder):

      (a) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver;

      (b) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes (other than provisions relating to Sections 3.09, 4.10 and 4.14 hereof);

      (c) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any Senior Note;

      (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration);

      (e) make any Senior Note payable in money other than that stated in the Senior Notes;

      (f)   make any change in Section 6.04 or 6.07 hereof;

      (g) waive a redemption or repurchase payment with respect to any Senior Note (other than a payment required by Section 4.10 or 4.14 hereof);

      (h)   make any change in the amendment and waiver provisions of this
            Article 9; or

      (i) except as provided in Sections 8.02, 8.03 and 10.04 hereof, release any of the Subsidiary Guarantors from their obligations under the Subsidiary Guarantees or make any change in the Subsidiary Guarantees that would adversely affect the Holders.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

      Every amendment or supplement to this Indenture, the Subsidiary Guarantees or the Senior Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

                                                                       Indenture

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Note is a continuing consent by the Holder and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder or subsequent Holder of a Senior Note may revoke the consent as to its Senior Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

      The Company may, but shall not be obligated to, fix a record date for determining which Holders of the Senior Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Senior Notes furnished for the Trustee prior to such solicitation pursuant to Section 2.05 hereof or
(ii) such other date as the Company shall designate.

SECTION 9.05. NOTATION ON OR EXCHANGE OF SENIOR NOTES.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Note thereafter authenticated. The Company in exchange for all Senior Notes may issue and the Trustee shall authenticate new Senior Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

      The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company and the Subsidiary Guarantors may not sign an amendment or supplemental Indenture until their respective Boards of Directors approve it. In signing or refusing to sign any amended or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
11.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Subsidiary Guarantors in accordance with its terms.

                                   ARTICLE 10
                            GUARANTEE OF SENIOR NOTES

SECTION 10.01. SUBSIDIARY GUARANTEE.

      Subject to Section 10.06 hereof, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Senior Note authenticated and

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                                     - 54 -
delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Notes and the Obligations of the Company hereunder and thereunder, that: (a) the principal of, premium, if any, and interest on the Senior Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, (to the extent permitted by law) and interest on any interest, if any, on the Senior Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Senior Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the Obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The Subsidiary Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Senior Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any Senior Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of its Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

                                                                       Indenture

SECTION 10.02. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

      To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of EXHIBIT D hereto shall be endorsed by manual or facsimile signature by an Officer of such Subsidiary Guarantor on each Senior Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor, by manual or facsimile signature, by an Officer of such Subsidiary Guarantor.

      Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Subsidiary Guarantee.

      If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Senior Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

      The delivery of any Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 10.03. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

      (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Subsidiary Guarantor and another Subsidiary Guarantor or a merger between a Subsidiary Guarantor and the Company.

      (b) No Subsidiary Guarantor shall consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless, other than with respect to a merger between a Subsidiary Guarantor and another Subsidiary Guarantor or a merger between a Subsidiary Guarantor and the Company, (i) subject to the provisions of Section 10.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture substantially in the form of EXHIBIT C hereto, under the Senior Notes and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, will have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; (iv) the Company will, at the time of such transaction, after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, have a Fixed Charge Coverage Ratio of at least 2 to 1 for the Company's most recently ended four full fiscal quarters for which internal financial statements are available; and (v) the Senior Notes continue to be secured by a lien in substantially all of the assets of the combined company (other than the equipment, fixtures and real property of the Person merged with or into such Subsidiary Guarantor), junior only to liens in respect of the Credit Facilities.

                                                                       Indenture

      (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of EXHIBIT C hereto, of the Subsidiary Guarantee endorsed upon the Senior Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor: provided that, solely for purposes of computing Consolidated Net Income for purposes of clause
(b) of the first paragraph of Section 4.07 hereof, the Consolidated Net Income of any Person other than the Company and its Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Senior Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All of the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

SECTION 10.04. RELEASES FOLLOWING SALE OF ASSETS.

      In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that (i) in the event of an Asset Sale, the Net Proceeds from such sale or other dispositions are treated in accordance with the provisions of Section 4.10 hereof and (ii) the Company is in compliance with all other provisions of this Indenture applicable to such disposition. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its Obligation under its Subsidiary Guarantee. Any Subsidiary Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Senior Notes and for the other Obligations of such Subsidiary Guarantor under this Indenture as provided in this Article 10.

SECTION 10.05. LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY.

      For purposes hereof, each Subsidiary Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Senior Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left such Subsidiary Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Senior Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set

                                                                       Indenture
forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of the Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Subsidiary Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors, and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 10.06. "TRUSTEE" TO INCLUDE PAYING AGENT.

      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.02. NOTICES.

      Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company or any Subsidiary Guarantor:

      Continental Global Group, Inc.
      438 Industrial Drive
      Winfield, Alabama, 35594
      Telecopy: (205) 487-4233
      Attention: Chief Financial Officer

      With a copy to:

      Squire & Sanders, Dempsey L.L.P.
      4900 Key Tower
      127 Public Square
      Cleveland, Ohio 44114-1304
      Attention: David A. Zagore

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                                     - 58 -

      If to the Trustee:

      Wells Fargo Bank, National Association
      Corporate Trust Services
      MAC N9303-120
      6th and Marquette Avenue
      Minneapolis, MN 55479
      Attention: Corporate Trust

      The Company, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF SENIOR NOTES WITH OTHER HOLDERS OF
               SENIOR NOTES.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

      Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor shall furnish to the Trustee:

      (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

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                                     - 59 -

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

      (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

      No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company under the Senior Notes, any Subsidiary Guarantee, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes and the Subsidiary Guarantees.

SECTION 11.08 GOVERNING LAW.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SUBSIDIARY GUARANTEES AND THE SENIOR NOTES.

                                                                       Indenture

SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. SUCCESSORS.

      All agreements of the Company and the Subsidiaries Guarantors in this Indenture, the Senior Notes and the Subsidiary Guarantees shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 11.11. SEVERABILITY.

      In case any provision in this Indenture, the Senior Notes or in the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. COUNTERPART ORIGINALS.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. TABLE OF CONTENTS, HEADING, ETC.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   ARTICLE 12
                             COLLATERAL AND SECURITY

SECTION 12.01. COLLATERAL AND COLLATERAL DOCUMENTS.

      (a) In order to secure the due and punctual payment of principal of and interest on the Senior Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Senior Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Senior Notes, the Company and the Trustee have simultaneously with the execution of this Indenture entered into the Collateral Documents, pursuant to which the Company has granted to the Trustee for the benefit of the Trustee and the Holders a Lien on and security interest in the Collateral. The Trustee and the Company hereby agree that the Trustee holds liens and security interests in the Collateral as a secured party or mortgagee, as the case may be, in trust for the benefit of the Trustee, in its capacity as trustee, and for the ratable benefit of the Holders pursuant to the terms of the Collateral Documents. The Trustee is authorized and directed to enter into each of the Collateral Documents, including the Intercreditor Agreement and the Security Agreement, and to perform its obligations and exercise its rights thereunder in

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

accordance therewith. Notwithstanding any other provision of this Indenture, the Liens created under the Collateral Documents in respect of inventory and accounts receivable included in the Collateral shall not be effective until the Company has received relief from the Commission from the provisions of Section 314(d)(1) of the TIA which will permit the disposition of Collateral contemplated by Section 12.04 of this Indenture without delivery of the certificates or opinions required by Section 314(d)(1) of the TIA in respect of the disposition of Collateral referred to in Section 12.04 hereof or such other relief form the SEC as the Company, in good faith, determines is required so that the operation of Section 314(d)(1) of the TIA is not materially burdensome to the Company and its Affiliates. The Company will use all its best efforts to obtain such relief as soon as possible after the date hereof and will keep the Trustee reasonably informed of such efforts. To the extent there is a conflict between the provisions of this Indenture and the provisions of any of the Collateral Documents, the provisions of this Indenture shall govern.

      (b) Each Holder, by accepting a Senior Note, consents and agrees to all of the terms and provisions of the Collateral Documents, as the same may be in effect from time to time or may be amended from time to time in accordance with the provisions of the Collateral Documents and this Indenture, and authorizes and directs the Trustee to act as mortgagee or secured party with respect thereto.

      (c) As set forth in and governed by the Collateral Documents, as among the Holders of Senior Notes, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders of the Senior Notes without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Senior Notes.

SECTION 12.02. RECORDING; OPINIONS, ETC.

      (a) The Company shall at its sole cost and expense perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, including any filings in local real estate land record offices, which are necessary or advisable and shall do such other acts and execute such other documents as may be required under any of the Collateral Documents, from time to time, in order to grant, perfect and maintain in favor of the Trustee for the benefit of the Trustee and the Holders a valid and perfected Lien on the Collateral.

      The Company shall from time to time promptly pay and satisfy all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Collateral Documents, any amendments thereto and any other instruments of further assurance. Without limiting the generality of the foregoing covenant, in the event at any time the Trustee shall determine that additional mortgage recording, transfer or similar taxes are required to be paid to perfect or continue any Lien on any Collateral, the Company shall pay such taxes promptly upon demand by the Trustee.

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                                     - 62 -

      (b) The Company shall, with respect to (i) below, promptly after the initial issuance of the Senior Notes, and with respect to (ii) below, upon qualification of this Indenture under the TIA, furnish to the Trustee:

            (i) Opinion(s) of Counsel either (a) substantially to the effect that, in the opinion of such counsel, subject to customary qualifications, this Indenture and the grant of a security interest in the Collateral intended to be made by the Collateral Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the Lien on the Collateral created by the Collateral Documents and reciting the details of such action, and stating that as to the Liens created pursuant to the Collateral Documents, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no rerecordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Lien;

            (ii) on January 1 in each year beginning with January 1, 2005, an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of each of the Collateral Documents and reciting with respect to such Liens the details of such action or referencing prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under each of the Collateral Documents with respect to the Liens, or (b) to the effect that , in the opinion of such counsel, no such action is necessary to maintain such Liens.

SECTION 12.03. RELEASE OF COLLATERAL.

      Except as otherwise permitted by Sections 12.04 and 12.05, the Trustee shall not release Collateral from the Lien of the Collateral Documents unless such release is in accordance with the provisions of this Section 12.03, the Intercreditor Agreement and the Collateral Documents. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or Liens to be complied with.

      (a) Satisfaction and Discharge; Defeasance. The Company shall be entitled to obtain a full release of all of the Collateral from the Lien of this Indenture and the Collateral Documents upon compliance with all of the conditions precedent for satisfaction and discharge of all of the obligations of the Company arising under the Senior Notes and this Indenture or for defeasance pursuant to Section 8.02 or Section 8.03. Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel, subject to customary qualifications, each to the

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

effect that all of the conditions precedent have been complied with (which may be the same Officers' Certificate and Opinion of Counsel required by Article 8), the Trustee shall take all necessary action, at the request and expense of the Company, to release and reconvey to the Company all of the Collateral, and shall deliver such Collateral in its possession to the Company including, without limitation, the execution and delivery of releases or waivers.

      (b) Sales of Collateral Permitted by Section 4.10. The Company shall be entitled to obtain a release of all or any part of the Collateral (other than Trust Moneys) (the "Released Assets") subject to an Asset Sale upon compliance with the condition precedent that the Company shall have delivered to the Trustee the following:

            (i) Release Notice. A notice (each, an "Asset Sale Release Notice"), which shall (A) refer to this Section 12.03, (B) attach all the documents referred to below, (C) describe with particularity the Released Asset, (D) specify the value of such Released Asset on a date within 60 days of the Asset Sale Release Notice (the "Valuation Date"), (E) certify that the purchase price received is equal to the Fair Market Value of the Released Asset as of the date of such release, (F) state that the Released Asset will not interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, (G) confirm the sale of, or an agreement to sell, such Released Interest in a bona fide sale to a Person that is not an Affiliate of the Company or, in the event that such sale is to an Affiliate, confirm that such sale is being made in accordance with
      Section 4.11, (H) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

            (ii) Officers' Certificate and Opinion of Counsel. An Officers' Certificate and an Opinion of Counsel, subject to customary qualifications, each stating that (A) such Asset Sale covers only the Released Asset and complies with the terms and conditions of an Asset Sale pursuant to Section 4.10(a), (B) all Net Proceeds from the sale of the Released Asset will be applied pursuant to Section 4.10(b), (C) there is no Event of Default in effect or continuing on the date thereof, (D) the release of the Released Asset will not result in an Event of Default and
      (E) all conditions precedent to such release have been complied with;

            (iii) Regarding Real Property. If the Released Asset is only a portion of a discrete parcel of Real Property, evidence that a title company shall have committed to issue an endorsement to the title insurance policy relating to the affected Mortgaged Property confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a perfected Lien having the priority set forth in Section 12.01(a) upon the remaining Mortgaged Property subject only to the Permitted Liens and the Prior Liens;

            (iv) Other Documents. Upon qualification of this Indenture under the TIA, all documentation required by TIA Section 314(d).

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                                     - 64 -

      Upon compliance with the conditions set forth in (b) above, and the delivery by the Company of such other documents that the Trustee may reasonably require, the Trustee shall execute, acknowledge (if applicable) and deliver to the Company such counterpart within 10 Business Days after receipt by the Trustee of an Asset Sale Release Notice or applicable requirements of this
Section 12.03.

      At any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture or the Collateral Documents shall be effective as against the Holders of the Senior Notes.

SECTION 12.04. DISPOSITION OF COLLATERAL WITHOUT RELEASE.

      (a) So long as no Event of Default shall have occurred and be continuing or would result, the Company may, without any prior release or consent by the Trustee, conduct ordinary course activities in respect of the Collateral which do not individually or in the aggregate adversely affect the value of the
Collateral: selling or otherwise disposing of inventory in the ordinary course of business; collecting, selling or otherwise disposing of accounts receivable in the ordinary course of business; selling or otherwise disposing of any Collateral subject to the Lien of this Indenture and the Collateral Documents which has become worn out or obsolete in any single transaction or series of related transactions that have a Fair Market Value of less than the greater of
(i) $25,000 and (ii) 1% of the aggregate principal amount of the outstanding Senior Notes or through the replacement by Collateral of substantially equivalent or greater value; altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; demolishing, dismantling, tearing down or scrapping any Collateral or abandoning any thereof.

      (b) In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 12.04 may be sold, exchanged or otherwise disposed of by the Company without any release or consent of the Trustee, and the Company requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Collateral Documents, the Trustee shall promptly execute such an instrument upon delivery to the Trustee of (i) an Officers' Certificate by the Company reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating and demonstrating that such property is property which by the provisions of this
Section 12.04 may be sold, exchanged or otherwise disposed of or dealt with by the Company without any release or consent of the Trustee and (ii) an Opinion of Counsel, subject to customary qualifications, stating that the sale, exchange or other disposition made or proposed to be made was duly made by the Company in conformity with Section 12.04(a) and that the execution of such written disclaimer, release or quitclaim is appropriate to confirm the propriety of such sale, exchange or other disposition under this Section 12.04.

SECTION 12.05. EMINENT DOMAIN AND OTHER GOVERNMENTAL TAKINGS.

      Subject to the provisions of the Collateral Documents, upon the exercise of eminent domain authority with respect to any Collateral or should any of the Collateral be sold pursuant to the exercise by the United States of America or any State, municipality or other governmental

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                                     - 65 -
authority of any right which any of them may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, the Trustee shall release the property subject to such exercise of eminent domain authority or purchase, but only upon receipt by the Trustee of the following:

      (a) an Officers' Certificate stating that an exercise of eminent domain authority has occurred with respect to such property, or that such property has been or will be sold pursuant to a right vested in the United States of America or a state, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of such property and the amount of the proceeds of such sale, and that all conditions precedent herein provided for relating to such release have been complied with;

      (b) any Net Proceeds, to be held as Trust Moneys subject to the disposition thereof pursuant to Article 13 and the applicable Collateral Documents; provided, however, that in lieu of all or any part of such Net Proceeds, the Company shall have the right to deliver to the Trustee a certificate of the trustee, mortgagee or other holder of a Prior Lien on all or any part of the property to be released, stating that such Net Proceeds, or a specified portion thereof, has been deposited with such trustee, mortgagee or other holder pursuant to the requirements of such Prior Lien, in which case the balance of the award, if any, shall be delivered to the Trustee; and

      (c)   an Opinion of Counsel substantially to the effect:

            (i) that an exercise of eminent domain authority has occurred with respect to such property or such property is to be sold pursuant to the exercise of a right vested in the United States of America or a State, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

            (ii) in the case of any taking, that the Net Proceeds for the property so taken has become final or that the Board of Directors of the Company has determined that an appeal from such award is not advisable in the interests of the Company or the Holders of the Senior Notes;

            (iii) in the case of any such sale, that the amount of the proceeds of the property so sold is not less than the amount to which the Company is legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be;

            (iv) in the event that the Net Proceeds for such property or the proceeds of such sale, or a specified portion thereof, shall be certified to have been deposited with the trustee, mortgagee or other holder of a Prior Lien, that the property to be released, or a specified portion thereof, is or immediately before such taking or purchase was subject to such Prior Lien, and that such deposit is required by such Prior Lien; and

            (v) that the instrument or the instruments and the Net Proceeds or proceeds of such sale which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and any of the Collateral Documents and that, upon the basis of such application, the Trustee is permitted by the terms hereof and of the Collateral Documents to execute and deliver the release requested, and that all

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                                     - 66 -
      conditions precedent herein provided for relating to such release have been complied with.

      In any proceedings for the taking or purchase or sale of any part of the Collateral, by eminent domain or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Trustee may be represented by counsel who may be counsel for the Company. Subject to the provisions of the Intercreditor Agreement and the Collateral Documents, all cash or Cash Equivalents received by the Trustee pursuant to this Section 12.05 shall be held by the Trustee as Trust Moneys under Article 13 subject to application as therein provided. Subject to the provisions of the Collateral Documents, all purchase money and other obligations received by the Trustee pursuant to this
Section 12.05 shall be held by the Trustee as Collateral subject to application as provided in Section 12.13.

SECTION 12.06. TRUST INDENTURE ACT REQUIREMENTS

      The release of any Collateral, whether pursuant to any provision of this
Article 12 or Article 13, from any of the Collateral Documents or the release of, in whole or in part, the Liens created by any of the Collateral Documents, will not be deemed to impair the Lien of the Collateral Documents in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Collateral Documents and pursuant to the terms hereof. The Trustee and each of the Holders acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Collateral Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Liens created pursuant to the Collateral Documents in contravention of the terms of this Indenture. Without limitation, the Company and each other obligor on the Senior Notes shall cause TIA Section 314(d), if and to the extent applicable, relating to the release of property or securities from the Liens of each hereof and of the Collateral Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Company, except in cases which TIA Section 314(d) requires that such certificate or opinion be made by an "independent appraiser" or other "expert" (as such terms are set forth in TIA Section 314(d)).

SECTION 12.07. SUITS TO PROTECT COLLATERAL.

      Subject to the provisions of the Intercreditor Agreement and the Collateral Documents, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Collateral or be prejudicial to the interests of the Holders or the Trustee).

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                                     - 67 -

SECTION 12.08. PURCHASER PROTECTED.

      In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 12 to be sold be under obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

SECTION 12.09. POWERS EXERCISABLE BY RECEIVER OR TRUSTEE.

      In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article 12.

SECTION 12.10. DETERMINATIONS RELATING TO COLLATERAL.

      In the event (i) the Trustee shall receive any written request from the Company under any Collateral Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's obligations with respect thereto (including, without limitation, the determination as to whether any portion of the Collateral constitutes Released Collateral) or (ii) there shall be due to or from the Trustee under the provisions of any Collateral Document any performance or the delivery of any instrument or (iii) the Trustee shall become aware of any nonperformance by the Company of any covenant or any breach of any representation or warranty of the Company set forth in any Collateral Document, then, in each such event, the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney, or in taking any action agreed to by a majority of Holders pursuant to Section 6.05.

SECTION 12.11. FORM AND SUFFICIENCY OF RELEASE.

      In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of Sections 12.03, 12.04 and 12.05 may be sold, exchanged or otherwise disposed of by the Company, and the Company requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Collateral Documents, the Trustee shall promptly execute such an instrument promptly after satisfaction of the conditions set forth herein for delivery of such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purposes of this

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                                     - 68 -

Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and the Collateral Documents.

SECTION 12.12. POSSESSION AND USE OF COLLATERAL.

      Subject to and in accordance with the provisions of this Indenture and the Collateral Documents, so long as no Event of Default shall have occurred and be continuing, the Company shall have the right to remain in possession and retain exclusive control of the Collateral, to operate, manage, develop, use and enjoy the Collateral and to collect, receive, use, invest and dispose of the reversions, remainders, rates, interest, rents, issues, profits, revenues, proceeds and other income thereof (other than Trust Moneys).

SECTION 12.13. DISPOSITION OF OBLIGATIONS RECEIVED.

      All purchase money or other obligations received by the Trustee under this
Article 12 shall be held by the Trustee as a part of the Collateral. Upon payment in cash or Cash Equivalents by or on behalf of the Company or the obligor thereof to the Trustee of the entire unpaid principal amount of any such obligation, to the extent not constituting Net Proceeds from an Asset Sale which may possibly be required, through the passage of time or otherwise, to be used to purchase Senior Notes pursuant to Section 4.10, the Trustee shall promptly release and transfer such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee may reasonably require. Any cash or Cash Equivalents received by the Trustee in respect of the principal of any such obligations shall be held by the Trustee as Trust Moneys under Article 13 subject to application as therein provided. Unless and until the Senior Notes are accelerated pursuant to Section 6.02, all interest and other income on any such obligations, when received by the Trustee, shall be paid to the Company from time to time in accordance with Section 13.07. If the Securities have been accelerated pursuant to Section 6.02, any such interest or other income not theretofore paid, when collected by the Trustee, shall be applied by the Trustee, as the case may be, in accordance with Section 6.10.

SECTION 12.14. RELEASE UPON TERMINATION OF THE COMPANY'S OBLIGATIONS.

      In the event that the Company delivers an Officers' Certificate certifying that the provisions of Section 8.02 or 8.02 have been complied with, the Trustee shall (i) execute and deliver such releases, termination statements and other instruments as the Company may reasonably request evidencing the termination of the Liens created by the Collateral Documents and (ii) not be deemed to hold the Liens for the benefit of the Holders.

                                   ARTICLE 13
                           APPLICATION OF TRUST MONEYS

SECTION 13.01. "TRUST MONEYS" DEFINED.

      Subject to the terms and provisions of the Intercreditor Agreement, all cash or Cash Equivalents received by the Trustee in accordance with the terms of this Indenture and the Collateral Documents:

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                                     - 69 -

      (a) upon the release of property from the Lien of the Collateral Documents, including, without limitation, all moneys received in respect of the principal of all purchase money, governmental or other obligations; or

      (b) as Net Proceeds upon the destruction of all or any part of the Collateral (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it); or

      (c) as a Net Proceeds upon a taking of all or any part of the Collateral; or

      (d) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Collateral Documents or otherwise; or

      (e)   pursuant to the Mortgages; or

      (f) for application under this Article 13 as elsewhere provided in this Indenture or the Collateral Documents, or whose disposition is not elsewhere otherwise specifically provided for herein or in the Collateral Documents;

(all such moneys being herein sometimes called "Trust Moneys"); provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to Sections 3.06, 3.07, 3.08 or Article 8 or delivered to or received by the Trustee for application in accordance with Section 6.10. Trust Moneys shall be held by the Trustee for the benefit of the Holders as a part of the Collateral and, if an Event of Default shall have occurred and be continuing upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to the Collateral Documents, said Trust Moneys shall be applied in accordance with Section 6.10. Prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in this
Article 13.

      Promptly following the date hereof, the Trustee shall establish and, at all times thereafter until this Indenture shall have terminated, shall maintain an account which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be established and maintained by the Trustee at its corporate trust offices. All Trust Moneys which are received by the Trustee shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Article 13.

SECTION 13.02. WITHDRAWALS OF INSURANCE PROCEEDS AND CONDEMNATION AWARDS.

      Subject to the provisions of the Intercreditor Agreement and the Collateral Documents, to the extent that any Trust Moneys consist of either (i) any Net Proceeds from an Asset Sale or (ii) any Net Proceeds from a taking or pursuant to the exercise by the United States of America or any state, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of any part of the Collateral, such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee upon a request by the Company to reimburse the Company for expenditures made, or to pay costs incurred, by the

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                                     - 70 -

Company to repair, rebuild or replace the property destroyed, damaged or taken, upon receipt by the Trustee of the following:

            (a) an Officers' Certificate of the Company, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys:

                  (i) that expenditures have been made, or costs incurred, by the Company in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair value thereof to the Company at the date of the expenditure or incurrence thereof by the Company;

                  (ii) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Moneys in any previous or then pending application pursuant to this Section 13.02;

                  (iii) that there is no outstanding Indebtedness, other than costs for which payment is being requested, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendors', mechanics', laborers', materialmen's, statutory or other similar Lien upon any of such repairs, rebuildings or replacements, which Lien might, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacements;

                  (iv) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's business;

                  (v) whether any part of such repairs, rebuildings or replacements within six months before the date of acquisition thereof by the Company has been used or operated by any person other than the Company in a business similar to that in which such property has been or is to be used or operated by the Company, and whether the fair value to the Company, at the date of such acquisition, of such part of such repairs, rebuildings or replacement equals or exceeds the greater of (i) $25,000 and (ii) 1% of the aggregate principal amount of the outstanding Senior Notes and, if all of such facts are present, such part of said repairs, rebuildings or replacements shall be separately described and it shall be stated that an independent appraiser's or independent financial adviser's certificate as to the fair value to the Company of such separately described repairs, rebuildings or replacements will be furnished under paragraph (b) of this Section 13.02;

                  (vi) that no Default or Event of Default shall have occurred and be continuing; and

                  (vii) that all conditions precedent herein provided for
            relating to such withdrawal and payment have been complied with;

                                                                       Indenture

            (b)   all documentation required under TIA Section 314(d);

            (c) (i) In case any part of such repairs, rebuildings or replacements constitutes Real Property:

                  (1) with respect to any such repairs, rebuildings or replacements that are not encompassed within or are not erected upon Mortgaged Property, an instrument or instruments in recoverable form sufficient for the Lien of this Indenture and any mortgage to cover such repairs, rebuildings or replacements which, if such repairs, rebuildings or replacements include leasehold or easement interests, shall include normal and customary provisions with respect thereto and evidence of the filing of all such documents as may be necessary to perfect such Liens;

                  (2) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of this Indenture and any Mortgage constitutes a direct and valid and perfected mortgage Lien on such repairs, rebuildings or replacements in an aggregate amount equal to the fair value of such repairs, rebuildings or replacements, together with such endorsements and other opinions as are contemplated in Section 12.02(b), or with respect to any such repairs, rebuildings or replacements that are encompassed within or erected upon Mortgaged Property an endorsement to the title insurance policy issued pursuant to Section 12.02(b) regarding the affected Mortgaged Property confirming that such repairs, rebuildings or replacements are encumbered by the Lien of the applicable Mortgage;

                  (3) in the event that such repairs, rebuildings or replacements have a fair value in excess of $250,000, a survey with respect thereto; and

                  (4) evidence of payment or a closing statement indicating payments to be made by the Company of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any applicable Collateral Document and to perfect such Lien; and

            (ii) in case any part of such repairs, rebuildings or replacements constitutes personal property interests:

                  (1) an instrument in recoverable form sufficient for the Lien of the Security Agreement to cover such repairs, rebuildings or replacements; and

                  (2) evidence of payment or a closing statement indicating payments to be made by the Company of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of

                                                                       Indenture
            counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any Collateral Document; and

            (d) an Opinion of Counsel, subject to customary qualifications, substantially stating:

                  (i) that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and the Collateral Documents, and that, upon the basis of such request of the Company and the accompanying documents specified in this Section 13.02, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 13.02;

                  (ii) that the Company has acquired title to said repairs, rebuildings and replacements at least equivalent to its title to the property destroyed, damaged or taken, and that the same and every part thereof are free and clear of all Liens prior to the Lien of any Collateral Documents, except Liens of the type permitted under the applicable Collateral Document to which the property so destroyed, damaged or taken shall have been subject at the time of such destruction, damage or taken;

                  (iii) that all of the Company's right, title and interest in and to said repairs, rebuildings or replacements, or combination thereof, are then subject to the Lien of the Collateral Documents.

      Upon compliance with the foregoing provisions of this Section 13.02,the Trustee shall pay on the written request of the Company an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of subsection(a) of this Section 13.02, or the fair value to the Company of such repairs, rebuildings and replacements stated in such Officers' Certificate (or in such independent appraiser's or independent financial advisor's certificate, if required),whichever is less.

SECTION 13.03. WITHDRAWAL OF TRUST MONEYS ON BASIS OF RETIREMENT OF SECURITIES.

            (a)   Except with respect to Trust Moneys received pursuant to
      Section 12.03(b) and subject to release pursuant to Section 13.03(b) and
      Section 13.04, and as otherwise permitted or required by the Collateral Documents, the Trustee shall apply Trust Moneys from time to time to the payment of the principal of and interest on any Senior Notes, or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to a Change of Control Offer under Section 4.14 or an Asset Sale Offer pursuant to Section 4.10, as the Company shall request in writing, upon receipt by the Trustee of the following:

                                                                       Indenture

                  (i) a Board Resolution of the Company directing the application pursuant to this Section 13.03 of a specified amount of Trust Moneys and, if any such moneys are to be applied to payment, designating the Senior Notes so to be paid and, in case any such moneys are to be applied to the purchase of Senior Notes, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount of Senior Notes to be purchased and any other provisions of this Indenture governing such purchase;

                  (ii) cash in the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which cash shall be held by the Trustee, in trust for such purpose;

                  (iii) an Officers' Certificate, dated not more than five
            Business Days prior to the date of the relevant application, stating
            (A) that no Default or Event of Default exists unless such Default or Event of Default would be cured thereby, and (B) that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with; and

                  (iv) an Opinion of Counsel stating that the documents and the cash or Cash Equivalents, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

      Upon compliance with the foregoing provisions of this Section 13.03(a), the Trustee shall apply Trust Moneys as directed and specified by such Board Resolution, up to, but not exceeding, the principal amount of the Senior Notes so paid or purchased, using the cash deposited pursuant to paragraph(ii) of this
Section 13.03(a), to the extent necessary, to pay any accrued interest required in connection with such purchase.

            (b) To the extent that any Trust Moneys consist of Trust Moneys received by the Trustee pursuant to the provisions of Section 4.10 and the Company has made an Asset Sale Offer which is not fully subscribed to by the Holders, the Trust Moneys remaining after completion of the Asset Sale Offer may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon the Company's request to the Trustee and upon receipt by the Trustee of the following:

                  (i) A notice which shall (A) refer to this Section 13.03(b) and (B) describe with particularity the Asset Sale from which such Trust Moneys were held as Collateral, the amount of Trust Moneys applied to the purchase of Senior Notes pursuant to the Asset Sale Offer and the remaining amount of Trust Moneys to be released to the Company;

                  (ii) An Officer's Certificate certifying that (A) the release of the Trust Moneys complies with the terms and conditions of
            Section 4.10, (B) there is no

                                                                       Indenture

            Default or Event of Default in effect or continuing on the date thereof, (C) the release of the Trust Moneys will not result in a Default or Event of Default hereunder, and (D) all conditions precedent and covenants herein provided relating to such release have been complied with;

                  (iii) All documentation required under TIA 314 Section (d);
            and

                  (iv) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

SECTION 13.04. WITHDRAWAL OF TRUST MONEYS FOR REINVESTMENT.

      To the extent that any Trust Moneys consist of Net Proceeds received by the Trustee pursuant to the provisions of Section 4.10, and the Company intends to reinvest such Net Proceeds in a Permitted Investment (the "Released Trust Moneys"), such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon the Company's request to the Trustee and upon receipt by the Trustee of the following:

            (a) A notice which shall (i) refer to this Section 13.04, (ii) contain all documents referred to below, (iii) describe with particularity the Released Trust Moneys and the Asset Sale from which such Released Trust Moneys were held as Collateral, (iv) describe with particularity the Related Business Investment to be made with respect to the Released Trust Moneys and (v) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

            (b) An Officer's Certificate certifying that (i) the release of the Released Trust Moneys complies with the terms and conditions of
      Section 4.10, (ii) there is no Default or Event of Default in effect or continuing on the date thereof, (iii) the release of the Released Trust Moneys will not result in a Default or Event of Default hereunder and (iv) all conditions precedent and covenants herein provided for relating to such release and application of the Released Trust Moneys have been complied with;

            (c) If the Permitted Investment to be made is an investment in Real Property:

                  (i) an instrument or instruments in recordable form sufficient for the Lien of any Mortgage to cover such Real Property which, if the Real Property is a leasehold or easement interest, shall include normal and customary provisions with respect thereto and evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Liens;

                  (ii) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of this Indenture and any Mortgage constitutes a direct and

                                                                       Indenture
            valid and perfected mortgage Lien of the priority contemplated in
            Section 12.01(a) on such Real Property in an aggregate amount equal to the fair value of the Real Property, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Permitted Liens, together with such endorsements and other opinions as are contemplated by Section 13.2(b)(ii);

                  (iii) in the event such Real Property has a fair value in
            excess of $250,000, a Survey with respect thereto; and

                  (iv) evidence of payment or a closing statement indicating payments to be made by the Company of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Real Property to the Lien of any applicable Collateral Document to perfect such Lien; and

            (d)   If the Permitted Investment is a personal property interest:

                  (i) an instrument in recordable form, if necessary, sufficient for the Lien of any applicable Collateral Document to cover such personal property interest; and

                  (ii) evidence of payment or a closing statement indicating payments to be made by the Company of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Related Business Investment to the Lien of any Collateral Document.

            (e)   All documentation required under TIA Section 314(d); and

            (f) An opinion of counsel stating that the documents that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

      Upon compliance with the foregoing provisions of this Section, the Trustee shall apply the Released Trust Moneys as directed and specified by the Company.

SECTION 13.05. POWERS EXERCISABLE NOTWITHSTANDING DEFAULT OR EVENT OF DEFAULT.

      In case a Default or an Event of Default shall have occurred and shall be continuing, the Company, while in possession of the Collateral (other than cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Collateral Documents), may do any of the things enumerated in Sections 13.02, 13.03 and
13.04 if the Holders of a majority in aggregate principal amount of the Senior

                                                                       Indenture

Notes outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Default or Event of Default has occurred and is continuing. This Section 13.05 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(i) or (ii).

SECTION 13.06. POWERS EXERCISABLE BY TRUSTEE OR RECEIVER.

      In case the Collateral (other than any cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Collateral Documents) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article 13 conferred upon the Company with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article Eleven. If the Trustee shall be in possession of any of the Collateral hereunder or under any of the Collateral Documents, such powers may be exercised by the Trustee, in its discretion.

SECTION 13.07. INVESTMENT OF TRUST MONEYS.

      All or any part of any Trust Moneys held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written direction of the Company, which shall specify the Cash Equivalents in which such Trust Moneys shall be invested and the maturity date of such investment. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

      The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 13.07.

                            [signature page follows]

                                                                       Indenture

                                   SIGNATURES

Dated as of ____________, 2004              CONTINENTAL GLOBAL GROUP, INC

                                   By: ________________________________________
                                       Name:___________________________________
                                       Title: _________________________________

Dated as of ____________, 2004     CONTINENTAL CONVEYOR & EQUIPMENT COMPANY

                                   By: ________________________________________
                                       Name:___________________________________
                                       Title: _________________________________

Dated as of ____________, 2004     GOODMAN CONVEYOR COMPANY

                                   By: ________________________________________
                                       Name: __________________________________
                                       Title: _________________________________

TRUSTEE                        Dated as of ______________, 2004

WELLS FARGO BANK, N.A.

By: _______________________________________
    Name: _________________________________
    Title: ________________________________

                                                                       Indenture

                                    EXHIBIT A
                              (Face of Senior Note)
                    9% Series A Senior Secured Note due 2008

NO.__                                                   $____________________
                                                        CUSIP NO. 21144Y AD 0

                         CONTINENTAL GLOBAL GROUP, INC.

promises to pay to Cede & Co. or registered assigns, the principal sum of _______________ Dollars on October 1, 2008.

                  Interest Payment Dates: April 1 and October 1

                     Record Dates: March 15 and September 15

            To the extent set forth in the Collateral Documents, a payment hereof is secured, on an equal and ratable basis with all other Senior Notes, by a valid, perfected interest in the Collateral (as defined in the Indenture), the terms of which security interest are more fully set forth in the Collateral Documents.

                                   Dated:  September __, 2004

                                   CONTINENTAL GLOBAL GROUP, INC.

                                   By: ________________________________________
                                       Name:
                                       Title:
This is one of the
Senior Notes referred to in the
within-mentioned Indenture:

Dated: September __, 2004

Wells Fargo Bank, N. A.,
as Trustee

By: _______________________________

                                                                       Indenture

                              (Back of Senior Note)
                    9% Series A Senior Secured Note due 2008

      [Unless and until it is exchanged in whole or in part for Senior Notes in definitive form, this Series A Senior Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.](1)

      [THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c)' OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE

-----------------------
(1) This paragraph should be included only if the Series A Senior Note is issued in global form.

                                                                       Indenture

SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
(A) ABOVE.](2)

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. Continental Global Group, Inc., a Delaware corporation, or its successor (the "Company"), promises to pay interest on the principal amount of this Series A Senior Note at the rate of 9% per annum. The Company will pay interest in United States dollars (except as otherwise provided herein) semi-annually in arrears on April 1 and October 1, commencing on October 1, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Series A Senior Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on this Series A Senior Note to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate provided for in the first clause of this sentence to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      2. METHOD OF PAYMENT. The Company will pay interest on this Series A Senior Note (except defaulted interest) to the Person who is registered Holder of this Series A Senior Note at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if this Series A Senior Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. This Series A Senior Note shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holder at its address set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest, and premium, if any, on, all Global Notes and to the Holder this Series A

------------
(2) This paragraph should be included only if the Series A Senior Note is issued pursuant to an exemption from registration under the Securities Act other than the exemption from registration provided by Section 3(a)(9) of the Securities Act.

                                                                       Indenture

            Senior Note if such Holder shall have provided written wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, N. A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holder of this Series A Senior Note. The Company or any of its Subsidiaries may act in any such capacity.

      4. INDENTURE. The Company issued this Series A Senior Note under and pursuant to an Indenture dated as of September __, 2004 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of this Series A Senior Note include those stated in the Indenture, if applicable, and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Section 17aaa-77bbbb) (the "TIA"). This Series A Senior Note is subject to all such terms, and the Holder is referred to the Indenture and such Act for a statement of such terms. The series of senior notes, of which this Series A Senior
            Note is one (collectively, as they may from time to time be amended, supplemented and replaced pursuant to the terms and conditions of this Series A Senior Note and the Indenture, the "Series A Senior Notes"), are general unsecured Obligations of the Company limited to $65,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium, if any, and interest on outstanding Senior Notes as set forth in Paragraph 2 hereof.

      5.    OPTIONAL REDEMPTION.

                  This Series A Senior Note shall be redeemable at the option of the Company, in whole or in part, at any time upon not less than 30 nor more than 60 days' notice, at par, and without premium, together with accrued and unpaid interest hereon to the redemption date.

      6.    MANDATORY REDEMPTION.

                  Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to this Series A Senior Note.

      7.    REPURCHASE AT OPTION OF HOLDER.

            (a) Upon the occurrence of a Change of Control, the Holder of this Series A Senior Note will have the right to require the Company to repurchase all or any part (equal to $1.00 or an integral multiple thereof) of this Series A Senior Note pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, to the date of purchase. Within 10 days following any Change of Control, the Company will mail a notice to the Holder of

                                                                       Indenture
            this Series A Senior Note describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer required by the Indenture.

            (b) Within 15 days after the receipt of any Net Proceeds from an Asset Sale, the Company shall apply such Net Proceeds to (i) repay Indebtedness under the Credit Facility (if Net Proceeds are from a sale of assets of the Company or a Subsidiary other than a Foreign Subsidiary), (ii) repay Indebtedness under the Foreign Credit Facility (if Net Proceeds are from a sale of assets of a Foreign Subsidiary), (iii) offer to all Holders of Senior Notes (a "Net Proceeds Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Net Proceeds at an offer price in cash equal to 100% of principal amount thereof, plus accrued and unpaid interest to the date of purchase in accordance with the procedures set forth in the Indenture, or (iv) any Permitted Refinancing Indebtedness of the foregoing; provided, however, the Company shall not be obligated to permanently reduce availability under the Credit Facilities or the Foreign Credit Facilities (or such Permitted Refinancing Indebtedness) in the event Net Proceeds from an Asset Sale are used to pay off obligations thereunder. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Net Proceeds, the Trustee shall select the Series A Senior Notes to be purchased on a pro rata basis.

            (c) The Holders of the Series A Senior Notes that are the subject of an offer to purchase will receive a Change of Control Offer or a Net Proceeds Offer from the Company prior to any related purchase date, and each such Holder may elect to have its Series A Senior Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

      8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes in denominations larger than $1.00 may be redeemed in part but only in whole multiples of $1.00, unless all of the Series A Senior Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on the Series A Senior Notes or portions thereof called for redemption.

      9. COLLATERAL DOCUMENTS. In order to secure the due and punctual payment of the principal of and interest on the Senior Notes and all other amounts payable by the Company under the Indenture and the Senior Notes when and as the same will be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Senior Notes and the Indenture, the Company and the Subsidiary Guarantors have granted security interests in and Liens on the Collateral owned by the Company and the Subsidiary Guarantors to the Trustee for the benefit of the Holders of Senior Notes pursuant to the Indenture and the Collateral Documents. The Senior Notes will be secured by Liens on and security interests in the Collateral and are subject to certain permitted encumbrances. The

                                                                       Indenture

            Collateral is subject to the prior lien of Bank One, N.A. securing amounts due under the Credit Facility.

            Each Holder, by accepting a Senior Note agrees to all of the terms and provisions of the Collateral Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

            The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Collateral Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

      10. DENOMINATIONS, TRANSFER, EXCHANGE. This Series A Senior Note is in registered form without coupons in initial denomination of $1.00 and integral multiples of $1.00. The transfer of this Series A Senior Note may be registered and this Series A Senior Note may be exchanged as provided in the Indenture. The Registrar and the Trustee may require the Holder, among other things, to furnish appropriate endorsements and transfer documents; and the Company may require the Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of this Series A Senior Note or portion of this Series A Senior Note selected for redemption, except for the unredeemed portion of this Series A Senior Note if it is being redeemed in part. Also, it need not exchange or register the transfer of this Series A Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      11. PERSONS DEEMED OWNERS. The registered Holder of this Series A Senior Note may be treated as its owner for all purposes.

      12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture, the Series A Senior Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Series A Senior Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for Senior Notes); and any existing Default or Event of Default or compliance with any provision of the Indenture, the Series A Senior Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes). Notwithstanding anything to the contrary in the immediately preceding sentence, without the consent of the Holder of a Series A Senior Note affected by an amendment or waiver, no amendment or waiver in respect of the Indenture, the Series A Senior Notes and the Subsidiary Guarantees may (with respect to any Senior Note or Subsidiary Guarantee held by a non-consenting Holder):

                                                                       Indenture

            (a) reduce the principal amount of any Senior Note whose Holder must consent to an amendment, supplement or waiver;

            (b) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Series A Senior Notes (other than provisions relating to Sections 3.09, 4.10 and 4.14 of the Indenture);

            (c) reduce the rate of or change the time for payment of interest on any Senior Note;

            (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any Senior Note (except a rescission of acceleration of the Series A Senior Notes by the Holders of at least a majority in aggregate principal amount of the Series A Senior Notes and a waiver of the payment default that resulted from such acceleration);

            (e) make any Senior Note payable in money other than that stated in the Series A Senior Notes;

            (f)   make any change in Section 6.04 or 6.07 of the Indenture;

            (g) waive a redemption or repurchase payment with respect to any Senior Note (other than a payment required by Section 4.10 or 4.14 of the Indenture);

            (h) make any change in the amendment and waiver provisions of this Paragraph 11 or of Article 9 of the Indenture; or

            (i) except as provided in Sections 8.02, 8.03 and 10.04 of the Indenture, release any of the Subsidiary Guarantors from their obligations under the Subsidiary Guarantees or make any change in the Subsidiary Guarantees that would adversely affect the Holders of the Series A Senior Notes.

                  Without the consent of any Holder of Senior Notes, the Company and the Trustee may amend or supplement the Indenture, the Subsidiary Guarantees or the Series A Senior Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to Holders of Senior Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or to allow any Subsidiary Guarantor to guarantee the Series A Senior Notes.

                                                                       Indenture

      13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Series A Senior Notes; (ii) default in payment when due of the principal of or premium, if any, on the Series A Senior Notes: (iii) failure by the Company or any Subsidiary to comply with the provisions described in Sections 3.09, 4.07, 4.09, 4.10, 4.14, 4.18 or 5.01 of the
            Indenture; (iv) failure by the Company or any Subsidiary for 60 days after notice from the Trustee or the Holders of at least 35% in principal amount of the Series A Senior Notes then outstanding to comply with its other agreements in the Indenture or the Series A Senior Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A) (i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) any principal of or premium, if any, or interest on such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness as to which a Payment Default shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid discharged or stayed within 60 days after their entry;
            (vii) certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (viii) the termination of the Subsidiary Guarantee of any Subsidiary Guarantor for any reason not permitted by the Indenture, or the denial of any Person acting on behalf of any Subsidiary Guarantor of its Obligations under any such Subsidiary Guarantee.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 35% in principal amount of the then outstanding Senior Notes may declare all the Series A Senior Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Series A Senior Notes may not enforce the Indenture or the Series A Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Series A Senior Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the

                                                                       Indenture

            Series A Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or principal of, the Series A Senior Notes. The Trustee may withhold from Holders of the Series A Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

      14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Subsidiary Guarantors or their respective Affiliates, and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Affiliates, as if it were not the Trustee.

      15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under this Series A Senior Note, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of this Series A Senior Note by accepting this Series A Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Series A Senior Note and any Subsidiary Guarantee.

      16. AUTHENTICATION. This Series A Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Series A Senior Note, and the Trustee may use such CUSIP number in notices of redemption as a convenience to the Holder hereof. No representation is made as to the accuracy of such number either as printed on this Series A Senior Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company shall furnish to the Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                                                                       Indenture

Continental Global Group, Inc.
438 Industrial Drive
Winfield, Alabama 35594
Telecopy: (205) 487-4233
Attention: Chief Financial Officer

                                                                       Indenture

                                 ASSIGNMENT FORM

      To assign this Series A Senior Note, fill in the form below: (I) or (we) assign and transfer this Series A Senior Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax ID. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Series A Senior Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ___________________

                                       Your Signature: _________________________
                                       (Sign exactly as your name appears on the
                                            face of this Series A Senior Note)

                                       Signature Guarantee:

                                                                       Indenture

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Series A Senior Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

      [ ] Section 4.10         [ ] Section 4.14

      If you want to elect to have only part of this Series A Senior Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$____________

                                       Your Signature: _________________________

                                       (Sign exactly as your name appears on the
                                           face of this Series A Senior Note)

                                       Signature Guarantee:

                                       Tax Identification No.:_____________

                                       Signature Guarantee.

                                                                       Indenture

                     SCHEDULE OF EXCHANGES OF SENIOR NOTES(3)

THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL NOTE FOR OTHER SENIOR NOTES HAVE BEEN MADE:

                                                                    Principal Amount of
                                                                      this Global Note         Signature of
                      Amount of decrease    Amount of increase in      following such       authorized officer
                      in Principal Amount    Principal Amount of          decrease         or Trustee or Senior
Date of Exchange      of this Global Note      this Global Note        (or increase)          Note Custodian
----------------      -------------------      ----------------        -------------          --------------
_________________________________________________________________________________________________________________

-------------
(3) This should be included if the Series A Senior Note is issued in global form.

                                                                       Indenture

                                    EXHIBIT B
                              (Face of Senior Note)
                    13% Series B Senior Secured Note due 2008

NO.__                                                      $____________________
                                                           CUSIP NO. 21144Y AE 8

                         CONTINENTAL GLOBAL GROUP, INC.

promises to pay to Cede & Co. or registered assigns, the principal sum of ______________ Dollars on October 1, 2008.

                  Interest Payment Dates: April 1 and October 1

                     Record Dates: March 15 and September 15

            To the extent set forth in the Collateral Documents, a payment hereof is secured, on an equal and ratable basis with all other Senior Notes, by a valid, perfected interest in the Collateral (as defined in the Indenture), the terms of which security interest are more fully set forth in the Collateral Documents.

                                            Dated: September __, 2004

                                            CONTINENTAL GLOBAL GROUP, INC.

                                            By: ________________________________
                                            Name:
                                            Title:

This is one of the
Senior Notes referred to in the
within-mentioned Indenture:

Dated: September __, 2004

                                                                       Indenture

Wells Fargo Bank, N. A.,
as Trustee

By: _______________________________

                                                                       Indenture

                              (Back of Senior Note)
                    13% Series B Senior Secured Note due 2008

      [Unless and until it is exchanged in whole or in part for Senior Notes in definitive form, this Series B Senior Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.](1)

      [THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c)' OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY

----------
(1) This paragraph should be included only if the Series B Senior Note is issued in global form.

                                                                       Indenture

SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
(A) ABOVE.](2)

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. Continental Global Group, Inc., a Delaware corporation, or its successor (the "Company"), promises to pay interest on the principal amount of this Series B Senior Note at the rate of 9% per annum. The Company will pay interest in United States dollars (except as otherwise provided herein) semi-annually in arrears on April 1 and October 1, commencing on October 1, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Series B Senior Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on this Series B Senior Note to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate provided for in the first clause of this sentence to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

            Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, prior to the Maturity Date, the Company may elect to pay all or any portion of any interest payment on this Senior Note in-kind rather than in cash at a rate per annum of 13%, in which case such portion of such interest payment shall compound, effective as of such Interest Payment Date, by adding such accrued and unpaid interest to the principal amount of this Senior Note and accruing interest on the total new principal amount of this Senior Note, resulting thereafter. The Company shall be deemed to have elected to compound a portion of each interest payment that constitutes interest on this Senior Note at a rate of 13% unless the Company gives the Holder written notice at least 15 days prior to the next succeeding Interest Payment Date that it intends to pay all or a portion of such interest in cash on such Interest Payment Date.

----------
(2) This paragraph should be included only if the Series B Senior Note is issued pursuant to an exemption from registration under the Securities Act other than the exemption from registration provided by Section 3(a)(9) of the Securities Act.

                                                                       Indenture

      2. METHOD OF PAYMENT. The Company will pay interest on this Series B Senior Note (except defaulted interest) to the Person who is registered Holder of this Series B Senior Note at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if this Series B Senior Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. This Series B Senior Note shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holder at its address set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest, and premium, if any, on, all Global Notes and to the Holder this Series B Senior Note if such Holder shall have provided written wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, N. A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holder of this Series B Senior Note. The Company or any of its Subsidiaries may act in any such capacity.

      4. INDENTURE. The Company issued this Series B Senior Note under and pursuant to an Indenture dated as of September __, 2004 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of this Series B Senior Note include those stated in the Indenture and, if applicable, those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Section 17aaa-77bbbb) (the "TIA"). This Series B Senior Note is subject to all such terms, and the Holder is referred to the Indenture and such Act for a statement of such terms. The series of senior notes, of which this Series B Senior
            Note is one (collectively, as they may from time to time be amended, supplemented and replaced pursuant to the terms and conditions of this Series B Senior Note and the Indenture, the "Series B Senior Notes"), are general unsecured Obligations of the Company limited to $10,000,000 in original aggregate principal amount, plus amounts, if any, sufficient to pay premium, if any, and interest on outstanding Senior Notes as set forth in Paragraph 2 hereof and any additional principal and interest contemplated by the second paragraph of Paragraph 1 hereof.

      5.    OPTIONAL REDEMPTION.

                  This Series B Senior Note shall be redeemable at the option of the Company, in whole or in part, at any time upon not less than 30 nor more than 60 days' notice, at par, and without premium, together with accrued and unpaid interest hereon to the redemption date.

                                                                       Indenture

      6.    MANDATORY REDEMPTION.

                  Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to this Series B Senior Note.

      7.    REPURCHASE AT OPTION OF HOLDER.

            (a) Upon the occurrence of a Change of Control, the Holder of this Series B Senior Note will have the right to require the Company to repurchase all or any part (equal to $1.00 or an integral multiple thereof) of this Series B Senior Note pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, to the date of purchase. Within 10 days following any Change of Control, the Company will mail a notice to the Holder of this Series B Senior Note describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer required by the Indenture.

            (b) Within 15 days after the receipt of any Net Proceeds from an Asset Sale, the Company shall apply such Net Proceeds to (i) repay Indebtedness under the Credit Facility (if Net Proceeds are from a sale of assets of the Company or a Subsidiary other than a Foreign Subsidiary), (ii) repay Indebtedness under the Foreign Credit Facility (if Net Proceeds are from a sale of assets of a Foreign Subsidiary), and (iii) offer to all Holders of Senior Notes (a "Net Proceeds Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Net Proceeds at an offer price in cash equal to 100% of principal amount thereof, plus accrued and unpaid interest to the date of purchase in accordance with the procedures set forth in the Indenture, or (iv) any Permitted Refinancing Indebtedness of the foregoing; provided, however, the Company shall not be obligated to permanently reduce availability under the Credit Facilities or the Foreign Credit Facilities (or such Permitted Refinancing Indebtedness) in the event Net Proceeds from an Asset Sale are used to pay off obligations thereunder. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Net Proceeds, the Trustee shall select the Series B Senior Notes to be purchased on a pro rata basis.

            (c) The Holders of the Series B Senior Notes that are the subject of an offer to purchase will receive a Change of Control Offer or a Net Proceeds Offer from the Company prior to any related purchase date, and each such Holder may elect to have its Series B Senior Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

      8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes in denominations larger than $1.00 may be redeemed in part but only in whole

                                                                       Indenture
            multiples of $1.00, unless all of the Series B Senior Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on the Series B Senior Notes or portions thereof called for redemption.

      9. COLLATERAL DOCUMENTS. In order to secure the due and punctual payment of the principal of and interest on the Senior Notes and all other amounts payable by the Company under the Indenture and the Senior Notes when and as the same will be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Senior Notes and the Indenture, the Company and the Subsidiary Guarantors have granted security interests in and Liens on the Collateral owned by the Company and the Subsidiary Guarantors to the Trustee for the benefit of the Holders of Senior Notes pursuant to the Indenture and the Collateral Documents. The Senior Notes will be secured by Liens on and security interests in the Collateral and are subject to certain permitted encumbrances. The Collateral is subject to the prior lien of Bank One, N.A. securing amounts due under the Credit Facility.

            Each Holder, by accepting a Senior Note agrees to all of the terms and provisions of the Collateral Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

            The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Collateral Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

      10. DENOMINATIONS, TRANSFER, EXCHANGE. This Series B Senior Note is in registered form without coupons in initial denomination of $1.00 and integral multiples of $1.00. The transfer of this Series B Senior Note may be registered and this Series B Senior Note may be exchanged as provided in the Indenture. The Registrar and the Trustee may require the Holder, among other things, to furnish appropriate endorsements and transfer documents; and the Company may require the Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of this Series B Senior Note or portion of this Series B Senior Note selected for redemption, except for the unredeemed portion of this Series B Senior Note if it is being redeemed in part. Also, it need not exchange or register the transfer of this Series B Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      11. PERSONS DEEMED OWNERS. The registered Holder of this Series B Senior Note may be treated as its owner for all purposes.

      12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture, the Series B Senior Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Series B Senior Notes then outstanding (including,

                                                                       Indenture
            without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for Senior Notes); and any existing Default or Event of Default or compliance with any provision of the Indenture, the Series B Senior Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes). Notwithstanding anything to the contrary in the immediately preceding sentence, without the consent of the Holder of a Series B Senior Note affected by an amendment or waiver, no amendment or waiver in respect of the Indenture, the Series B Senior Notes and the Subsidiary Guarantees may (with respect to any Senior Note or Subsidiary Guarantee held by a non-consenting Holder):

            (a) reduce the principal amount of any Senior Note whose Holder must consent to an amendment, supplement or waiver;

            (b) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Series B Senior Notes (other than provisions relating to Sections 3.09, 4.10 and 4.14 of the Indenture);

            (c) reduce the rate of or change the time for payment of interest on any Senior Note;

            (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any Senior Note (except a rescission of acceleration of the Series B Senior Notes by the Holders of at least a majority in aggregate principal amount of the Series B Senior Notes and a waiver of the payment default that resulted from such acceleration);

            (e) make any Senior Note payable in money other than that stated in the Series B Senior Notes;

            (f)   make any change in Section 6.04 or 6.07 of the Indenture;

            (g) waive a redemption or repurchase payment with respect to any Senior Note (other than a payment required by Section 4.10 or 4.14 of the Indenture);

            (h) make any change in the amendment and waiver provisions of this Paragraph 11 or of Article 9 of the Indenture; or

            (i) except as provided in Sections 8.02, 8.03 and 10.04 of the Indenture, release any of the Subsidiary Guarantors from their obligations under the Subsidiary Guarantees or make any change in the Subsidiary Guarantees that would adversely affect the Holders of the Series B Senior Notes.

                                                                       Indenture

                  Without the consent of any Holder of Senior Notes, the Company and the Trustee may amend or supplement the Indenture, the Subsidiary Guarantees or the Series B Senior Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to Holders of Senior Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or to allow any Subsidiary Guarantor to guarantee the Series B Senior Notes.

      13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Series B Senior Notes; (ii) default in payment when due of the principal of or premium, if any, on the Series B Senior Notes: (iii) failure by the Company or any Subsidiary to comply with the provisions described in Sections 3.09, 4.07, 4.09, 4.10, 4.14, 4.18 or 5.01 of the
            Indenture; (iv) failure by the Company or any Subsidiary for 60 days after notice from the Trustee or the Holders of at least 35% in principal amount of the Series B Senior Notes then outstanding to comply with its other agreements in the Indenture or the Series B Senior Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A) (i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) any principal of or premium, if any, or interest on such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness as to which a Payment Default shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid discharged or stayed within 60 days after their entry;
            (vii) certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (viii) the termination of the Subsidiary Guarantee of any Subsidiary Guarantor for any reason not permitted by the Indenture, or the denial of any Person acting on behalf of any Subsidiary Guarantor of its Obligations under any such Subsidiary Guarantee.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 35% in principal amount of the then outstanding Senior Notes may declare all the Series B Senior Notes to be due and payable by notice in

                                                                       Indenture
            writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Series B Senior Notes may not enforce the Indenture or the Series B Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Series B Senior Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Series B Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or principal of, the Series B Senior Notes. The Trustee may withhold from Holders of the Series B Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

      14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Subsidiary Guarantors or their respective Affiliates, and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Affiliates, as if it were not the Trustee.

      15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under this Series B Senior Note, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of this Series B Senior Note by accepting this Series B Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Series B Senior Note and any Subsidiary Guarantee.

      16. AUTHENTICATION. This Series B Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as

                                                                       Indenture
            tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Series B Senior Note, and the Trustee may use such CUSIP number in notices of redemption as a convenience to the Holder hereof. No representation is made as to the accuracy of such number either as printed on this Series B Senior Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company shall furnish to the Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Continental Global Group, Inc.
438 Industrial Drive
Winfield, Alabama 35594
Telecopy: (205) 487-4233
Attention: Chief Financial Officer

                                                                       Indenture

                                 ASSIGNMENT FORM

      To assign this Series B Senior Note, fill in the form below: (I) or (we) assign and transfer this Series B Senior Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax ID. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________________ to transfer this Series B Senior Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: _________________

                                       Your Signature: _________________________
                                       (Sign exactly as your name appears on the
                                            face of this Series B Senior Note)

                                       Signature Guarantee:

                                                                       Indenture

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Series B Senior Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

      [ ] Section 4.10         [ ] Section 4.14

      If you want to elect to have only part of this Series B Senior Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$__________________

                                       Your Signature: _________________________
                                       (Sign exactly as your name appears on the
                                            face of this Series B Senior Note)

                                       Signature Guarantee:

                                       Tax Identification No.:_____________

                                       Signature Guarantee.

                                                                       Indenture

                     SCHEDULE OF EXCHANGES OF SENIOR NOTES(3)

THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL NOTE FOR OTHER SENIOR NOTES HAVE BEEN MADE:

                                                                    Principal Amount of
                                                                      this Global Note         Signature of
                      Amount of decrease    Amount of increase in      following such       authorized officer
                      in Principal Amount    Principal Amount of          decrease         or Trustee or Senior
Date of Exchange      of this Global Note      this Global Note        (or increase)          Note Custodian
----------------      -------------------      ----------------        -------------          --------------
_________________________________________________________________________________________________________________

----------
(3) This should be included if the Series B Senior Note is issued in global form.

                                                                       Indenture

                                    EXHIBIT C
                         FORM OF SUPPLEMENTAL INDENTURE

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ___________, 2004 among Continental Global Group, Inc., a Delaware corporation (the "Company"), Subsidiary Guarantor (the "New Subsidiary Guarantor"), a subsidiary of the Company, and Wells Fargo Bank, N.A., as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of __________, 2004, providing for the issuance of (i) $65,000,000 in aggregate principal amount of 9% Series A Senior Secured Notes due 2008 and (ii) $10,000,000 in aggregate principal amount of 13% Series B Senior Secured Notes due 2008 (collectively, the "Senior Secured Notes");

      WHEREAS, Section 10.05 of the Indenture provides that under certain circumstances the Company may cause, and Section 10.03 of the Indenture provides that under certain circumstances the Company must cause, certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Senior Secured Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Secured Notes as follows:

      1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. AGREEMENT TO SUBSIDIARY GUARANTEE. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's Obligations under the Senior Secured Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

      3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Senior Secured Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each

                                                                       Indenture

Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Secured Notes.

      4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

      5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

      7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Subsidiary Guarantor.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ____________________________     [NAME OF NEW SUBSIDIARY GUARANTOR]

                                        By: ____________________________________
                                            Name:
                                            Title:

Dated: ____________________________     WELLS FARGO BANK, N.A.
                                            as Trustee

                                        By: ____________________________________
                                            Name:
                                            Title

                                                                       Indenture

                                    EXHIBIT D

                              SUBSIDIARY GUARANTEE

      Reference is made to the Indenture (the "Indenture") dated as of __________, 2004 among Continental Group, Inc. (the "Company"), Continental Conveyor & Equipment Company ("Continental"), Goodman Conveyor Company ("Goodman" and together with Continental, the "Subsidiary Guarantors") and Wells Fargo Bank, N.A. ("Trustee"). Capitalized terms used herein and not defined have the same meanings given in the Indenture.

      Subject to Section 10.05 of the Indenture, each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Senior Secured Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Secured Notes and the Obligations of the Company under the Senior Secured Notes or under the Indenture, that: (a) the principal of, premium, if any, and interest on the Senior Secured Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, (to the extent permitted by law) and interest on any interest, if any, on the Senior Secured Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Senior Secured Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Senior Secured Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately.

      The obligations of the Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of
Article 10 of the Indenture are incorporated herein by reference. This Subsidiary Guarantee is subject to release as and to the extent provided in
Section 10.04 of the Indenture.

      This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Senior Secured Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

      This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Secured Note upon which this Subsidiary Guarantee is

                                                                       Indenture
noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

      For purposes hereof, each Subsidiary Guarantor's liability shall be limited to the lesser of (I) the aggregate amount of the Obligations of the Company under the Senior Secured Notes and the Indenture and (II) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left such Subsidiary Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Senior Secured Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Subsidiary Guarantor is limited to the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantors to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantors may have, contractual or otherwise, shall be taken into account.

Dated as of _____________, 2004         CONTINENTAL CONVEYOR & EQUIPMENT
                                        COMPANY

                                        By: ____________________________________
                                            Name:
                                            Title

Dated as of ____________, 2004          GOODMAN CONVEYOR COMPANY

                                        By: ____________________________________
                                            Name:
                                            Title:

                                                                       Indenture

                                      D-2